UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Graphic Packaging Holding Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2014

Dear Graphic Packaging Holding Company Stockholders:

It is my pleasure to invite you to Graphic Packaging Holding Company’s 2014 Annual Meeting of Stockholders, to be held at our offices located at 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, on Wednesday, May 21, 2014, at 10:00 a.m. local time.

The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how our Board of Directors operates and provides compensation and other information about the management and Board of Directors of Graphic Packaging Holding Company.

Whether or not you plan to attend the Annual Meeting, your vote is important, and I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, regardless of whether you attend in person. If you hold your shares in your own name and choose to attend the Annual Meeting, you may revoke your proxy and personally cast your votes at the Annual Meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow instructions from such firm to vote your shares.

Sincerely yours,

David W. Scheible

Chairman, President and

Chief Executive Officer

Notice

of

Annual Meeting of Stockholders

of

Graphic Packaging Holding Company

Date:	May 21, 2014
Time:	10:00 a.m. local time
Place:	Graphic Packaging Holding Company 1500 Riveredge Parkway, Suite 100 Atlanta, Georgia 30328

Purposes:

•	To elect three Class I Directors to serve a three-year term and until the 2017 Annual Meeting of Stockholders;

•	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm;

•	To approve the compensation paid to Graphic Packaging Holding Company’s named executive officers as set forth in the Proxy Statement;

•	To approve the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan; and

•	To transact any other business that may be properly brought before the Annual Meeting.

Only stockholders of record at the close of business on March 24, 2014 are entitled to notice of and to vote at the 2014 Annual Meeting of Stockholders and at any adjournment thereof.

By order of the Board of Directors,

Lauren S. Tashma

Senior Vice President, General Counsel

and Secretary

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

April 10, 2014

YOUR VOTE IS VERY IMPORTANT.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE AUTHORIZE YOUR PROXY OR DIRECT YOUR VOTE BY INTERNET OR TELEPHONE, AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY BY MAIL IN THE ENVELOPE PROVIDED. IF YOU MAIL THE PROXY CARD, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Proxy Statement

for the

Annual Meeting of Stockholders

on

May 21, 2014

GENERAL INFORMATION

Annual Meeting and Voting Information

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of Graphic Packaging Holding Company, a Delaware corporation (the “Company”), of proxies to be voted at the 2014 Annual Meeting of Stockholders to be held at the Company’s offices, located at 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, on Wednesday, May 21, 2014, at 10:00 a.m. local time (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card will first be sent on or before April 11, 2014 to the Company’s stockholders of record as of the close of business on March 24, 2014 (the “Record Date”). References in this Proxy Statement to “Graphic Packaging,” “GPHC” “we,” “us,” and “our” or similar terms are to Graphic Packaging Holding Company.

Outstanding Shares

As of the close of business on the Record Date, there were 326,943,150 shares of the Company’s common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share held on all matters to come before the Annual Meeting.

Who May Vote

Only stockholders who held shares of the Company’s common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

How to Vote in Person

If your shares are registered directly in your name, you are considered a stockholder of record and you may vote in person at the Annual Meeting. If your shares are registered through a bank or brokerage firm, your shares are considered to be held beneficially in street name. If your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy from the bank or brokerage firm that holds your shares. Please note that even if you plan to attend the Annual Meeting in person, the Company recommends that you vote before the Annual Meeting.

How to Vote by Proxy

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by any of the methods described below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your bank or brokerage firm.

Voting over the Internet. Stockholders of record of the Company’s common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. In addition, most of the Company’s stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction card provided by their bank or brokerage firm. Please check the voting instruction card to determine Internet voting availability.

Voting by Telephone. Stockholders of record of the Company’s common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most of the Company’s stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction card provided by their bank or brokerage firm. Please check the voting instruction card to determine telephone voting availability.

Voting by Mail. Stockholders of record of the Company’s common stock may submit proxies by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. The Company’s stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their bank or brokerage firm and mailing it in the accompanying pre-addressed envelope.

How Proxies Work

The Board of Directors is asking for your proxy. By giving the Board your proxy, your shares will be voted at the Annual Meeting in the manner you direct. If you do not specify how you wish to vote your shares, your shares will be voted “FOR” the election of each of the Director nominees, “FOR” the approval of each of the other proposals, and the proxyholders will vote shares according to their discretion on any other matter properly brought before the Annual Meeting.

If for any reason any of the nominees for election as Director is unable or declines to serve as a Director, discretionary authority may be exercised by the proxyholders to vote for a substitute proposed by the Board.

If the shares you own are held beneficially in street name by a bank or brokerage firm, such firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.”

How to Vote Your 401(k) Plan Shares

If you participate in the Company’s 401(k) Savings Plan or in the Company’s Hourly 401(k) Savings Plan (the “401(k) Plans”), you may give voting instructions as to the number of share equivalents held in your account as of the Record Date to the trustee of the 401(k) Plans. You provide voting instructions to the trustee, Fidelity Management Trust Company, by completing and returning the proxy card accompanying this Proxy Statement. The trustee will vote your shares in accordance with your duly executed instructions if received by 12:00 midnight on May 16, 2014. If you do not send instructions, the trustee will not vote the number of share equivalents credited to your account.

You may also revoke voting instructions previously given to the trustee by filing either a written notice of revocation or a properly completed and signed proxy card bearing a later date with the trustee no later than 12:00 midnight on May 16, 2014. Your voting instructions will be kept confidential by the trustee.

Quorum

In order to carry out the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes present at the Annual Meeting for purposes of calculating whether a quorum is present.

Votes Needed

The Director nominees receiving the largest number of votes cast are elected, up to the maximum number of Directors fixed by the Board to be elected at the Annual Meeting. As a result, any shares not voted, whether by abstention, broker non-vote or otherwise, have no effect on the election of Directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. Approval of any other matter properly brought before the Annual Meeting requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. An abstention with respect to any other matter will have the effect of a vote against such proposal and broker non-votes will have no effect, as broker non-votes are not treated as shares entitled to vote.

Changing Your Vote

Shares of the Company’s common stock represented by proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by sending an instrument revoking the proxy or a proxy bearing a later date to the Company’s Corporate Secretary. Any notice of revocation should be sent to: Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, Attention: Corporate Secretary. Any proxy submitted over the Internet or by telephone may also be revoked by submitting a new proxy over the Internet or by telephone. A proxy is also revoked if the person who executed the proxy is present at the Annual Meeting and elects to vote in person.

Attending in Person

Only stockholders, their designated proxies and guests of the Company may attend the Annual Meeting. If your shares are held beneficially in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of shares of the Company’s common stock as of the Record Date in order to be admitted to the Annual Meeting.

Internet Availability of this Proxy Statement and Form 10-K

The Company’s Proxy Statement, 2013 Annual Report to Stockholders and 2013 Annual Report on Form 10-K are available on the Company’s website at www.graphicpkg.com in the Investors section.

Annual Report

The Company’s 2013 Annual Report accompanies this Proxy Statement. The Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for GPHC is included in the Annual Report and is available without charge upon written request addressed to Graphic Packaging Holding Company, Investor Relations, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328. The Company will also furnish any exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, if specifically requested.

CORPORATE GOVERNANCE MATTERS

Information Regarding the Board of Directors

Who are Graphic Packaging’s Directors?

The Board currently consists of Messrs. G. Andrea Botta, David D. Campbell, Kevin J. Conway, Jeffrey H. Coors, Harold R. Logan, Jr., Michael G. MacDougall, Philip R. Martens, David A. Perdue, David W. Scheible (who serves as Chairman of the Board and President and Chief Executive Officer of the Company), and Ms. Lynn A. Wentworth.

How does Graphic Packaging determine which Directors are independent?

For purposes of this Proxy Statement, “independent” and “independence” have the meanings set forth under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, the rules and regulations adopted thereunder by the Securities and Exchange Commission (the “SEC”), the corporate governance listing standards of the NYSE, and the Company’s Corporate Governance Guidelines, all as in effect from time to time. A Director will not qualify as independent unless the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition, in accordance with the Company’s Corporate Governance Guidelines, the Company will also apply the following standards in determining whether a Director is independent:

•

A Director who is an employee of the Company, or whose immediate family member serves as one of the Company’s executive officers, may not be deemed independent until three years after the end of such employment relationship.

•

A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than Board and committee fees and pension or other forms of deferred compensation for prior service, may not be deemed independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by an immediate family member for service as one of the Company’s non-executive employees will not be considered in determining independence under this test.

•

A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, the Company’s present or former internal or external auditors may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•

A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

•

A Director who is an executive officer, general partner or employee, or whose immediate family member is an executive officer or general partner, of an entity that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

Applying these standards, the Board of Directors determined that all of the Company’s Directors, except Mr. Scheible, are independent. Mr. Scheible is not considered independent because he serves as an executive officer of the Company and his daughter is employed by Ernst & Young LLP, the Company’s independent auditors (in a position unrelated to the Company).

What is the leadership structure of the Board of Directors?

Pursuant to the Company’s By-Laws, the Chairman of the Board of Directors is elected from time to time by the members of the Board of Directors. The By-Laws do not require, and the Board of Directors does not have a specific policy with respect to, the separation of the roles of the Chairman of the Board and the Chief Executive Officer. The By-Laws provide that the Chairman of the Board shall preside over each meeting of the stockholders of the Company and the Board of Directors, and may have other duties and powers as conferred upon the Chairman by the Board of Directors. In accordance with the Company’s Corporate Governance Guidelines, the Chairman of the Board (if a non-management Director) or the Chairman of the Nominating and Corporate Governance Committee presides over the regular Executive Sessions of the Board at which non-management Directors meet without management participation.

Since May 22, 2013, Mr. David W. Scheible has served as Chairman, President and Chief Executive Officer. The Board believes that having Mr. Scheible fulfill both the role of Chairman of the Board and the role of Chief Executive Officer provides consistent leadership to the Board during a period of transition in which members affiliated with several large investors rotate off the Board or retire as the investors reduce their aggregate holdings through secondary offerings and new independent directors are brought on to the Board.

What is the Board of Directors’ Role in Risk Oversight?

As set forth in the Company’s Corporate Governance Guidelines, the Board is responsible for reviewing, approving and monitoring business strategies and financial performance, and ensuring processes are in place for maintaining the integrity of the Company in financial reporting, legal and ethical compliance matters, and in relationships with customers, suppliers, employees, the community and stockholders. The Board fulfills these responsibilities through a number of different practices, including the approval of each annual operating plan and long-term strategic plan, the review of actual results against such plans at each regular Board meeting, and specific review and approval of significant corporate actions such as acquisitions and divestitures, plant rationalizations and major projects involving significant capital spending. In addition, the Board oversees areas of particular risk through its Audit and Compensation and Benefits Committees, each of which provides a report to the full Board of Directors at each regular Board meeting.

Pursuant to its Charter, the Audit Committee of the Board of Directors has oversight responsibility for the quality and integrity of the Company’s financial statements, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. To fulfill this responsibility, the Audit Committee routinely discusses and evaluates (i) audit findings and issues with the Company’s Chief Financial Officer and independent auditors, (ii) internal controls, processes and issues with the Company’s Vice President of Internal Audit (who reports directly to the Chairman of the Audit Committee and the Chief Financial Officer), and (iii) legal and regulatory compliance issues with the Company’s General Counsel. The Committee also periodically reviews and evaluates the Company’s policies with respect to risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition to these activities, the Audit Committee reviews each of the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q and has the opportunity to discuss such reports with management of the Company and the Company’s independent auditors prior to the filing of such reports with the SEC.

The Compensation and Benefits Committee of the Board of Directors has oversight responsibility for any risks inherent in the structure of the Company’s compensation programs for its employees. Pursuant to its Charter, the Compensation and Benefits Committee reviews and approves general, incentive and equity compensation plans, health and welfare plan offerings and retirement and savings plans for all employees. In addition, the Compensation and Benefits Committee reviews and approves all compensation arrangements and awards relating to the Company’s executive officers, with all compensation arrangements of the President and Chief Executive Officer of the Company being reviewed and approved for recommendation to the full Board of

Directors for final approval. Through its review of these programs and arrangements, the Compensation and Benefits Committee and the Board has visibility into and exercises oversight over the financial and other risks, such as retention of key management and ability to recruit necessary talent, affected by the Company’s compensation and benefits programs.

How many times did the Board of Directors meet last year?

The Board of Directors met eight times in 2013.

Did any of GPHC’s Directors attend fewer than 75% of the meetings of the Board and their assigned committees?

All of the Directors of GPHC attended at least 75% of the meetings of the Board and their assigned committees during 2013.

What is GPHC’s policy on Director attendance at annual meetings of stockholders?

Directors are expected to attend each annual meeting of stockholders, but are not required to do so. All of GPHC’s Directors except Mr. MacDougall attended the 2013 annual meeting of stockholders.

Do the non-management Directors meet during the year in executive session?

Yes, the non-management Directors of GPHC met separately at regularly scheduled executive sessions during 2013 without any member of management being present. Mr. Miller, as the Chairman of the Board and Chairman of the Nominating and Corporate Governance Committee, acted as presiding Director at each executive session held by GPHC through May 22, 2013 when he retired from the Board and Mr. Conway was elected by the Board to serve as Lead Director. Mr. Conway, as Lead Director and Chairman of the Nominating and Corporate Governance Committee, acted as the presiding Director at each executive session held by GPHC for the remainder of 2013.

Can stockholders and other interested parties communicate directly with the Directors of Graphic Packaging or with the non-management Directors of Graphic Packaging?

Yes. If you wish to communicate with the Board or any individual Director, you may send correspondence to Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, Attention: Corporate Secretary. The Corporate Secretary will submit your correspondence to the Board, the appropriate committee or the appropriate Director, as applicable. You may also communicate directly with the Lead Director or the non-management Directors as a group by sending correspondence to Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia, Attention: Lead Director.

Does Graphic Packaging’s Board of Directors have any separately-designated standing committees?

The Board currently has three separately-designated standing committees: the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee.

What does the Audit Committee do?

The Audit Committee is responsible for, among other things, assisting the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	compliance with legal and regulatory requirements;

•	systems of internal accounting and financial controls;

•	the performance of the annual independent audit of the Company’s financial statements;

•	the Company’s independent auditor’s qualifications and independence;

•	the performance of the internal audit function; and

•	the review and approval or ratification (if appropriate) of transactions with related parties.

The Audit Committee is also responsible for preparing the Report of the Audit Committee in conformity with the rules of the SEC to be included in the proxy statement for the annual meeting of stockholders.

Who are the members of the Audit Committee?

The members of GPHC’s Audit Committee are currently Messrs. Campbell and Logan and Ms. Wentworth, with Ms. Wentworth serving as the Chair. Mr. Coors served as a member of the Audit Committee from May 22, 2013 through February 26, 2014.

How many meetings did the Audit Committee have last year?

The Audit Committee held eight meetings during 2013.

Does Graphic Packaging have an Audit Committee Financial Expert?

Yes. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that each of Messrs. Campbell and Logan and Ms. Wentworth met these standards and are each “independent directors,” as defined by Section 303A of the NYSE’s Listed Company Manual. Accordingly, each of Messrs. Campbell and Logan and Ms. Wentworth has been designated by the Board as an audit committee financial expert.

What does the Compensation and Benefits Committee do?

The Compensation and Benefits Committee oversees the compensation and benefits of the Company’s management and employees and is responsible for, among other things:

•	reviewing and making recommendations to the full Board as to the compensation of the President and Chief Executive Officer;

•	reviewing and approving the compensation of the senior executives of the Company;

•	approving all equity compensation awards to employees (and recommending equity grants to the President and Chief Executive Officer to the full Board for final approval);

•	administering the Company’s short- and long-term incentive plans; and

•	directing the process for succession planning and facilitating the Board’s review and approval of succession plans.

Who are the members of the Compensation and Benefits Committee?

The members of GPHC’s Compensation and Benefits Committee are currently Messrs. Botta, Martens and Perdue, with Mr. Botta serving as Chairman. Throughout 2013 and until his retirement from the Board of Directors on February 26, 2014, Mr. George V. Bayly was a member of the Compensation and Benefits Committee and served as its Chairman. Mr. MacDougall also served on the Committee from May 22, 2013 through February 26, 2014 when Mr. Martens joined the Committee. All of these Directors are “independent directors,” as defined by Section 303A of the NYSE’s Listed Company Manual.

How many meetings did the Compensation and Benefits Committee have last year?

The Compensation and Benefits Committee held eight meetings during 2013.

Did the Compensation and Benefits Committee engage a compensation consultant to assist it in making recommendations to the Board of Directors regarding the amount or form of compensation paid to non-employee directors or executive officers?

Yes, the Compensation and Benefits Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as an independent compensation advisor to the Committee. Representatives from Meridian attended Committee meetings and advised the Committee on compensation trends, best practices and regulatory compliance issues, in addition to providing executive compensation benchmarking analysis. While representatives from Meridian work with members of management to collect information and prepare materials for the Committee, such representatives report directly to the Committee and the decision to retain Meridian is made solely by the Committee. Fees paid to Meridian for executive compensation advisory services in 2013 totaled approximately $120,758.

Did Meridian Compensation Partners, LLC provide any services other than executive compensation advisory services to the Compensation and Benefits Committee to the Company in 2013?

No, Meridian was hired solely to assist the Committee in its review of executive compensation practices.

Does the Company have compensation policies and practices that create risks that are reasonably likely to have a material adverse effect on the Company?

No, the Company does not believe its compensation policies and practices for its employees create risks that are reasonably likely to have a material adverse effect on the Company. The Company uses performance measures in its short-term and long-term incentive programs that encourage employees to focus on achieving Company-wide profitability and strategic goals. In addition, the design and payout of the Company’s incentive programs is subject to the review and approval of the Compensation and Benefits Committee and, with respect to the President and Chief Executive Officer, the full Board of Directors.

What does the Nominating and Corporate Governance Committee do?

The Nominating and Corporate Governance Committee is responsible for, among other things, identifying qualified individuals for nomination to the Board, recommending new members to the Board, and developing and recommending a set of corporate governance principles to the Board.

Who are the members of the Nominating and Corporate Governance Committee?

The members of GPHC’s Nominating and Corporate Governance Committee during 2013 were Messrs. Botta, Conway, Coors, MacDougall and Miller, with Mr. Miller serving as Chairman and a non-voting member until he retired from the Board on May 22, 2013. Thereafter, Mr. Conway served as Chairman of the Nominating and Corporate Governance Committee. Messrs. Botta, Conway, Coors, McDougall and Miller are each “independent directors,” as defined by Section 303A of the NYSE’s Listed Company Manual.

How many meetings did the Nominating and Corporate Governance Committee hold last year?

The Nominating and Corporate Governance Committee held four meetings during 2013.

Does Graphic Packaging have Corporate Governance Guidelines?

Yes, the Board has formally adopted Corporate Governance Guidelines to assure that it will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to assure that the Board is focused on increasing stockholder value. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to Board composition and selection, Board meetings and involvement of senior management, evaluation of the Chief Executive Officer’s performance and senior management succession planning, and Board committees and compensation. You may find a copy of the Corporate Governance Guidelines on the Company’s website at www.graphicpkg.com in the Investors section.

Does Graphic Packaging have a code of ethics and conduct, and, if so, where can I find a copy?

Yes, the Board has formally adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees, officers and Directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.graphicpkg.com in the Investors section.

Does Graphic Packaging have a policy governing related-party transactions, and, if so, where can I find a copy?

Yes, the Board has delegated authority to the Audit Committee to review and approve related-party transactions. The Audit Committee has adopted a Policy Regarding Related Party Transactions that is available on the Company’s website at www.graphicpkg.com in the Investors section.

Have the Board’s standing committees adopted charters and, if so, where can I find copies?

Yes, the Audit Committee, Compensation and Benefits Committee and Nominating and Corporate Governance Committee have each adopted charters, copies of which can be found on the Company’s website at www.graphicpkg.com in the Investors section.

How can I obtain printed copies of the information described above?

The Company will provide printed copies of the charters of the Audit Committee, Compensation and Benefits Committee and Nominating and Corporate Governance Committee, as well as the Policy Regarding Related Party Transactions, the Code of Business Conduct and Ethics and Corporate Governance Guidelines to any person without charge upon request.

Certain Relationships and Related Party Transactions

The Board recognizes that Related Party Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In March 2007, the Board of Graphic Packaging Corporation (the publicly-traded predecessor to the Company, “GPC”) delegated authority to the Audit Committee to review and approve Related Party Transactions, and the Audit Committee has adopted a Policy Regarding Related Party Transactions.

The Policy Regarding Related Party Transactions defines a “Related Party Transaction” as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any Related Party (as defined below) has or will have a direct or indirect interest, other than an interest that arises solely as a result of being a director or beneficial owner of less than 10% of another entity. The policy defines a “Related Party” as any (a) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of the Company, (b) any beneficial owner of more than 5% of the Company’s common stock, (c) an immediate family member of any of the foregoing, or (d) any firm, corporation or other entity in which any of the foregoing is employed, is a principal or serves in a similar position, or has a beneficial ownership of more than 5%.

The Policy Regarding Related Party Transactions provides that the Audit Committee shall review all of the material facts and circumstances of all Related Party Transactions and either approve, ratify or disapprove of the entry into the Related Party Transaction. In determining whether to approve a Related Party Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the benefits to the Company, the extent of the Related Party’s interest in the transaction, and if the Related Party is a director or a nominee for director, the impact on such director’s independence. The policy provides that certain Related Party Transactions, including certain charitable contributions, transactions involving competitive bids and transactions in which all stockholders receive proportional benefits, are pre-approved and do not require an individual review by the Audit Committee.

You may find a copy of the Policy Regarding Related Party Transactions on the Company’s website at www.graphicpkg.com in the Investors section under Corporate Governance.

Registration Rights Agreement

On July 9, 2007, New Giant Corporation (which was renamed Graphic Packaging Holding Company), certain Coors family trusts and the Adolph Coors Foundation, (the “Coors Family Stockholders”), Clayton, Dubilier & Rice Fund V Limited Partnership (the “CD&R Fund”), Old Town, S.A. (formerly known as EXOR Group, S.A. and referred to herein as “Old Town”), Field Holdings, Inc. and certain affiliates of TPG Capital, L.P. (the “TPG Entities”) and certain other persons who would become stockholders of GPHC upon the completion of the combination of the businesses of GPC and Altivity Packaging, LLC (the “Altivity Transaction”) entered into a Registration Rights Agreement.

Such Registration Rights Agreement became effective immediately upon the completion of the Altivity Transaction. The Registration Rights Agreement provides that 180 days following the closing, the stockholder parties to the agreement representing 10% of the number of outstanding shares of GPHC (for the first two requests) and 5% at all times thereafter (which percentage drops to 3% to the extent the stockholder has held less than 5% for more than 180 days prior to the request), may request on one or more occasions that GPHC prepare and file a registration statement relating to the sale of their GPHC common stock. Notwithstanding the previous sentence, the first request must be made by at least two of four of the Coors Family Stockholders, the CD&R Fund, Old Town and the TPG Entities, although only one of such four stockholders actually need offer its shares, and the first registration and offering must be a marketed underwritten offering.

Upon receipt of such a request, GPHC is required to promptly give written notice of such requested registration to all holders of registrable securities under the Registration Rights Agreement and, thereafter, to use its reasonable best efforts to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”) all registrable securities which it has been requested to register pursuant to the terms of the Registration Rights Agreement. GPHC is not required to affect a registration requested by the stockholder parties for 180 days after the effectiveness of the registration statement for the first registration effected pursuant to such a request. In all cases, GPHC’s obligations to register the registrable securities are subject to the minimum and maximum offering size limitations set forth below.

The stockholder parties have the right to request that any offering requested by them under the Registration Rights Agreement be an underwritten offering. In such case, the requesting stockholder parties by majority of shares requested to be included in the registration will have the right to select one or more underwriters to administer the requested offering, subject to approval by the finance committee (described below), which shall not be unreasonably withheld.

With respect to the first two requests to affect a registration, GPHC will not be required to affect such registration if such requests relate to less than 10% of the outstanding shares of common stock. Any request for registration after the first two requests will be subject to a minimum offering size of 5% of the outstanding shares of GPHC common stock.

If the stockholder parties request registration of any of their shares of GPHC common stock, GPHC is required to prepare and file a registration statement with the SEC as soon as possible, and no later than 60 days after receipt of the request (45 days in the case of a Form S-3 registration statement), subject to the right of GPHC and the finance committee described below to delay such filing.

GPHC is permitted to postpone an offering for a reasonable time period that does not exceed 60 days if the GPHC Board of Directors determines that the offering would reasonably be expected to materially adversely affect or materially interfere with a material financing of GPHC or a material transaction under consideration by GPHC or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which could materially adversely affect GPHC, subject to certain limitations.

If GPHC is participating in a sale with other stockholders who have requested registration and GPHC and holders of a majority of the shares requesting registration determine that the offering should be limited due to market conditions, GPHC is permitted to include no more than 25% of its shares in the total number of shares of GPHC common stock being offered in such offering.

Incidental Registration Rights. In the event that GPHC proposes to register equity securities, subject to certain limitations, GPHC is required to promptly give written notice of such proposed registration to all holders of registrable securities (as defined below). Under certain circumstances, GPHC will be obligated to include in such registration the securities of such stockholders desiring to sell their GPHC common stock. If GPHC is advised by the managing underwriters (or, in connection with an offering that is not underwritten, by an investment banking firm of nationally recognized standing involved in such offering) that the offering should be limited due to market conditions, securities being sold by GPHC will have priority in being included in such registration.

Fees and Expenses. GPHC is generally obligated to pay the expenses related to such registrations, except in the cases where stockholders requesting registration have refused to proceed with the transaction.

Finance Committee. Under the terms of the Registration Rights Agreement, GPHC and the GPHC stockholders party thereto will create a finance committee which will initially consist of two representatives designated by the TPG Entities, the Chief Executive Officer of GPHC, and one representative of each of the Coors Family Stockholders, the CD&R Fund and Old Town. The finance committee will have the authority to specify reasonable limitations on a registration or offering requested pursuant to the Registration Rights Agreement, including setting the maximum size of the registration or offering, the timing of registration or offering, the underwriters and the plan of distribution. Notwithstanding the foregoing, the finance committee does not have the authority to delay a proposed registration or offering for more than three months, subject to certain further limitations.

Termination. The Registration Rights Agreement will terminate on the earliest to occur of its termination by unanimous consent of the parties thereto, the date on which no shares of GPHC common stock subject to the agreement are outstanding, or the dissolution, liquidation or winding up of GPHC.

2010 Amendment. Effective July 1, 2010, the Registration Rights Agreement was amended to remove certain trusts from the definition of Coors Family Stockholders. The amendment did not otherwise materially affect the terms of the agreement.

2012 Offering and Share Repurchase. On December 18, 2012, pursuant to the Registration Rights Agreement, the Company completed a secondary public offering of 18.5 million shares of its common stock held by the Coors Family Stockholders, the CD&R Fund, Old Town and the TPG Entities at an initial offering price to the public of $6.10 per share. On December 22, 2012, the sale of an additional 2.8 million shares pursuant to the underwriter’s overallotment option was completed. In connection with the secondary offering, the Company concurrently repurchased approximately 49.2 million shares of its common stock from the selling stockholders. The repurchased shares were subsequently retired by the Company. To finance the share repurchase, the Company entered into an amendment to its existing credit agreement to provide for an incremental $300 million term loan.

2013 Offerings and Share Repurchase. During 2013, pursuant to the Registration Rights Agreement, the Company completed four secondary public offerings of an aggregate of 105.9 million shares of its common stock held by the Coors Family Stockholders, the CD&R Fund, Old Town and the TPG Entities at prices ranging from $7.00 to $8.38 per share. In connection with the last of these secondary offerings, the Company repurchased approximately 23.9 million shares at $8.38 per share, resulting in an aggregate purchase price of $200 million. The repurchase was funded with a combination of cash on hand and borrowings under the Company’s revolving credit facility. Following these transactions, the shares of the Company’s common stock held by the selling stockholders decreased from approximately 53% in December 2012 to approximately 23%.

The CD&R Fund

The CD&R Fund is a private investment fund managed by Clayton, Dubilier and Rice, LLC (“CD&R”). The general partner of the CD&R Fund is Clayton, Dublier & Rice Associates V Limited Partnership (“Associates V”), and the general partners of Associates V are CD&R Investment Associates II, Inc. (“Associates II”), CD&R Investment Associates, Inc., and CD&R Cayman Investment Associates, Inc. Mr. Conway, who is the Managing Partner of CD&R, a director of Associates II and a limited partner of Associates V, is one of the Company’s Directors.

Riverwood Holding, Inc. (“Riverwood”), the predecessor to GPC, entered into an indemnification agreement dated March 27, 1996, with CD&R and the CD&R Fund pursuant to which Riverwood agreed to indemnify CD&R, the CD&R Fund, Associates V, Associates II, together with any other general partner of Associates V, and their respective directors, officers, partners, employees, agents, advisors, representatives and controlling persons against certain liabilities arising under the federal securities laws, liabilities arising out of the performance of a certain consulting agreement between Riverwood and CD&R that is no longer effective, and certain other claims and liabilities.

Coors Family Relationships

Joseph Coors, Jr., Jeffrey H. Coors, Peter H. Coors, John K. Coors, William Grover Coors, J. Bradford Coors, Timothy I. Coors, Douglas M. Coors, Peter J. Coors, Melissa Coors Osborne, Christian Coors Ficeli, Peter Joseph Coors, Jonathan Coors, Darden K. Coors and Michael Coors are directors of Adolph Coors Co., LLC, a Wyoming limited liability company that serves as the sole trustee of seven Coors family trusts. Collectively, Jeffrey H. Coors, the Coors family trusts and the Adolph Coors Foundation beneficially own approximately 5.7% of the Company’s outstanding common stock. In addition, one of the trusts owns approximately 30% of the voting common stock of Molson Coors Brewing Company (formerly, the Adolph Coors Company) and a related entity owns 100% of CoorsTek, Inc. (“CoorsTek”).

Graphic Packaging International Corporation (“GPIC”) originated as the packaging division of Adolph Coors Company. At the time of the spin-off from Adolph Coors Company, GPIC entered into an agreement with Coors Brewing Company to continue to supply its packaging needs. GPC, the successor in interest to GPIC, executed a supply agreement, effective April 1, 2004 with Coors Brewing Company (now a subsidiary of Molson Coors Brewing Company). In June 2008, Molson Coors Brewing Company and SABMiller plc formed a joint venture called MillerCoors, LLC. Throughout 2013, the joint venture purchased packaging from the Company for both Coors products and Miller products. MillerCoors accounted for approximately $245 million of the Company’s net sales in 2013.

Transactions with CoorsTek, Inc. On March 23, 2012, the Company completed the disposition of its real property and facility in Golden, Colorado to CoorsTek, Inc. (“CoorsTek”) for $10 million. Under the terms of the transaction, the Company will lease certain space in the facility from CoorsTek for a period of three years. CoorsTek, through family members and related trusts, is affiliated with Jeffrey H. Coors.

TPG Capital, L.P. Relationship

Graphic Packaging International, Inc. (a wholly-owned subsidiary of GPHC) is party to a Participant Agreement with Staples Contract and Commercial, Inc. (“Staples”) for the purchase of office supplies and paper. The Participant Agreement incorporates the terms and conditions of a letter agreement with TPG Capital, that sets forth certain pricing, volume incentive, conversion incentive and large order discount provisions available to TPG Capital portfolio companies. Incentives and allowances are rebated back to each of the portfolio companies based on each such company’s purchases from Staples. TPG Capital is an affiliate of each of the TPG Entities that collectively own approximately 8.1% of the Company’s common stock. During 2013, the Company purchased approximately $145,000 worth of office supplies and paper from Staples.

Compensation Committee Interlocks and Insider Participation

Messrs. Bayly, Botta, Logan, MacDougall and Perdue served as members of the Compensation and Benefits Committee during 2013. None of the members is or has ever been an officer or employee of the Company. No member had any relationship requiring disclosure as a compensation committee interlock during 2013.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors currently has eleven members divided into three classes, with one class being elected each year for a three-year term. The three nominees standing for election as Class I Directors are: G. Andrea Botta, Jeffrey H. Coors and David W. Scheible. Mr. Kevin J. Conway is retiring from the Board and will not stand for re-election.

If elected, each Class I nominee will serve three consecutive years with his term expiring in 2017, and until a successor is elected and qualified. The election of the Director nominees is by plurality vote, which means that the three nominees receiving the highest number of affirmative votes will be elected. If at the time of the Annual Meeting, any of these nominees is unable or unwilling to serve as a Director for any reason, which is not expected to occur, the persons named as proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

Set forth below is certain information regarding the Director nominees and each of the incumbent Directors whose term will continue after the Annual Meeting, including the particular experience, qualifications and skills that led the Board to conclude that the Director nominee or incumbent Director is qualified to serve as a Director of the Company and that voting “FOR” each of the Director nominees is in the best interest of the Company and its stockholders. There are no family relationships among any Directors or executive officers of the Company.

Information Concerning the Nominees

Class I Directors — Term to Expire in 2017

G. Andrea Botta, 60, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, he had served as a member of GPC’s Board since 1996. Mr. Botta has served as the President of Glenco LLC, a private investment company, since February 2006. From 1999 to February 2004, Mr. Botta served as a managing director of Morgan Stanley. Before joining Morgan Stanley, he was President of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of IFINT-USA, Inc. Mr. Botta serves on the Board of Cheniere Energy, Inc.

The Board concluded that Mr. Botta is qualified to serve as a director of the Company because of his investment banking and private investment experience, as well as his knowledge of the Company and its business, having served as a director of the Company or its predecessors since 1996.

Jeffrey H. Coors, 69, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, he had served as a member of GPC’s Board since August 2003. He also served as GPC’s Vice Chairman from August 2006 through his retirement on December 31, 2007, and as Executive Chairman from August 2003 through August 2006. Mr. Coors was Chairman of GPIC from 2000 until August 2003, and was its Chief Executive Officer and President from GPIC’s formation in 1992 until August 2003. Mr. Coors served as Executive Vice President of the Adolph Coors Company from 1991 to 1992 and as its President from 1985 to 1989, and as President of Coors Technology Companies from 1989 to 1992. Mr. Coors currently serves as a director of R.W. Beckett Corporation.

The Board concluded that Mr. Coors is qualified to serve as a director of the Company because he has over 20 years of senior management experience, including serving as Chief Executive Officer of GPC for six years. Mr. Coors also has significant experience as a director, having served as a director of Adolph Coors Company and other manufacturing companies since 1970.

David W. Scheible, 57, was appointed Chairman of the Board of GPHC on May 22, 2013. He was appointed to the Board of Directors of GPHC upon its formation (under the name New Giant Corporation) in June 2007. Prior to the Altivity Transaction, he had served as a director, President and Chief Executive Officer of GPC since January 1, 2007. Prior to that time, Mr. Scheible had served as Chief Operating Officer of GPC since October 2004. Mr. Scheible served as Executive Vice President of Commercial Operations from August 2003 until October 2004. Mr. Scheible served as GPIC’s Chief Operating Officer from 1999 until August 2003. He also served as President of GPIC’s Flexible Division from January to June 1999. Previously, Mr. Scheible was affiliated with the Avery Dennison Corporation, working most recently as its Vice President and General Manager of the Specialty Tape Division from 1995 through 1999 and Vice President and General Manager of the Automotive Division from 1993 to 1995. Mr. Scheible serves on the Board of Directors of Benchmark Electronics, Inc., a provider of integrated electronics manufacturing, design and engineering services.

The Board concluded that Mr. Scheible is qualified to serve as a director of the Company because of his detailed knowledge of the Company and its business, having served in various senior operational roles with the Company or its predecessors for over 15 years. Mr. Scheible also has financial management training and experience, as he received an M.B.A. in Finance and has had supervisory responsibility for the Chief Financial Officer since becoming the President and Chief Executive Officer of GPC at the beginning of 2007.

Information Concerning Continuing Directors

Class II Directors — Term to Expire in 2015

Michael G. MacDougall, 43, was appointed to GPHC’s Board on March 10, 2008. Mr. MacDougall is a partner of TPG Capital. Mr. MacDougall leads the firm’s global energy and natural resources investing efforts. Prior to joining TPG Capital in 2002, Mr. MacDougall was a vice president in the Principal Investment Area of the Merchant Banking Division of Goldman, Sachs & Co., where he focused on private equity and mezzanine investments. He is a director of Amber Holdings, Inc. (successor to certain assets of Alinta Energy), Energy Future Holdings Corp. (formerly TXU Corp.), Harvester Holdings, LLC and its two wholly owned subsidiaries, Petro Harvester Oil and Gas, LLC and 2CO Energy Limited, Maverick American Natural Gas, LLC, and is a director of the general partner of Valerus Compression Services, L.P. He is also a member of the board of directors of Islesboro Affordable Property, The Opportunity Network, and the University of Texas Development Board. Mr. MacDougall received his B.B.A., with highest honors, from The University of Texas at Austin and received his M.B.A., with distinction, from Harvard Business School.

The Board concluded that Mr. MacDougall is qualified to serve as a director of the Company because of his transactional experience with a number of different companies at TPG Capital and his investment banking experience at Goldman, Sachs & Co. Mr. MacDougall also has experience as a director of other public manufacturing companies, currently serving as a director of a chemical products producer.

Philip R. Martens, 53, joined GPHC’s Board on November 21, 2013. Mr. Martens is President and Chief Executive Officer of Novelis Inc., a position he has held since 2009. Prior to his employment with Novelis, Mr. Martens served as Senior Vice President of light vehicle systems for ArvinMeritor Inc., a distributor for engine and transmission parts and President and CEO designate of Arvin Innovation, a leading global provider of dynamic motion and control automotive systems. Prior to that, Mr. Martens served as President and COO of Plastech Engineered Products. From 1987 to 2005, he held various engineering and leadership positions at Ford Motor Company, most recently serving as group Vice President of product creation. Mr. Martens currently serves on the Board of Directors for Plexus Corporation and the Metro Atlanta Chamber of Commerce. He is also a member of the Clinton Global Initiative. In addition, Mr. Martens is a member of the Board of Trustees of the Woodruff Arts Center in Atlanta and is the immediate past chairman of the Center’s global fundraising committee.

The Board concluded that Mr. Martens is qualified to serve as a director of the Company because he has over 25 years of senior management experience, including serving as Chief Executive Officer of two public manufacturing companies, including a company which is significantly larger than GPHC. Mr. Martens also has extensive experience in international operations and business in Europe, South America and Asia where the Company currently has operations.

Lynn A. Wentworth, 55, joined GPHC’s Board on November 18, 2009. Ms. Wentworth is the former Senior Vice President, Chief Financial Officer and Treasurer of BlueLinx Holdings Inc. (a building products distributor), where she served from January 2007 until February 2008. Prior to joining BlueLinx, she was most recently Vice President and Chief Financial Officer for BellSouth Corporation’s Communications Group and held various other positions there from 1985 until 2007. She is a certified public accountant. She is on the board of Cincinnati Bell, Inc. where she chairs the Audit and Finance Committee and is a member of the Executive and Compensation Committees.

The Board concluded that Ms. Wentworth is qualified to serve as a director of the Company because she has over 30 years of public accounting and corporate finance experience, including her service as the Chief Financial Officer for two public companies.

Class III Directors — Term to Expire in 2016

David D. Campbell, 64, joined GPHC’s Board on February 17, 2012. Mr. Campbell is the retired Chairman and Chief Executive Officer of ACCO Brands Corporation, a manufacturer of office and computer accessories, a position he held from 2005 through 2008. Prior to 2005 when ACCO Brands Corporation was spun off from Fortune Brands, Inc., Mr. Campbell served in senior management positions in several other divisions of Fortune Brands, Inc., including serving as the President and Chief Executive Officer, Office Products Group, ACCO World, Inc. from 2000 through 2005, the President and Chief Executive Officer, Hardware Group, Master Lock Corporation from 1997 to 2000, the Senior Vice President, North America, Office Products Group from 1993 through 1997 and the President, ACCO Canada from 1989 through 1993. Mr. Campbell currently serves on the Boards of Directors of American Hotel Register Company and Little Rapids Corporation.

The Board concluded that Mr. Campbell is qualified to serve as a director of the Company because he has over 20 years of executive management experience, including management and operational experience at several manufacturing companies. He also has significant transactional experience, including mergers, acquisitions and dispositions of businesses.

Harold R. Logan, Jr., 69, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, Mr. Logan had served as a member of GPC’s Board since August 2003. From 2001 until August 2003, Mr. Logan served as one of the directors of GPIC. From 2003 through September 2006, Mr. Logan was a director and Chairman of the Finance Committee of TransMontaigne, Inc., a transporter of refined petroleum products, and was a director, Executive Vice President, and Chief Financial Officer of

TransMontaigne, Inc. from 1995 to 2002. TransMontaigne, Inc. was sold to Morgan Stanley Group, Inc. on October 1, 2006. Mr. Logan served as a director and Senior Vice President, Finance of Associated Natural Gas Corporation, a natural gas and crude oil company, from 1987 to 1994. He also serves as Chairman of the Board of Supervisors of Suburban Propane Partners, L.P. and as a director of Hart Energy Publishing, LLC and Lead Director of Cimarex Energy Co.

The Board concluded that Mr. Logan is qualified to serve as a director of the Company because he has over 20 years of senior management experience, primarily serving in senior finance roles, and 18 years of experience in investment banking and venture capital services. Mr. Logan also has an extensive knowledge of the Company and its business, having served as a director of the Company or its predecessors since 2001. In addition, Mr. Logan has significant experience as a director of public companies, having served on the boards of nine public companies other than GPHC.

David A. Perdue, 64, joined GPHC’s Board on May 19, 2011. Mr. Perdue is a partner in Perdue Partners, LLC, an international trading company. Prior to his employment with Perdue Partners, Mr. Perdue served as Chairman and CEO of Dollar General Corporation from 2003 until 2007. Dollar General is the nation’s largest small-box discount retailer. Mr. Perdue serves on the boards of Alliant Energy Corporation, a diversified utility company and Liquidity Services, Inc., an online auction firm that provides manufacturers, retailers, corporations and governments with an electronic marketplace to dispose of, liquidate, and track goods in the reverse supply chain. He formerly served on the board of Jo-Ann Stores, Inc., one of the nation’s largest fabric and craft retailers. Mr. Perdue also serves on the board of several non-profit organizations including the Georgia Tech Foundation Board of Trustees. He has also served on the boards of the Georgia Ports Authority, Retail Industry Leaders Association, the National Retail Federation, and the Board of Visitors of the Owen School of Business at Vanderbilt University. He also formerly served as chairman of The National Commission on Adult Literacy and Workforce Development.

The Board concluded that Mr. Perdue is qualified to serve as a director of the Company because he has over 20 years of senior management experience, including serving as Chief Executive Officer of two public companies. Mr. Perdue also has significant knowledge of retail and consumer goods businesses and has extensive experience in international operations and business, particularly in Asia.

Criteria for Potential Directors

The Company’s Board is responsible for selecting nominees for election as Directors by stockholders and for filling vacancies on the Board. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board individuals for nomination as members of the Board and its committees and, in this regard, reviewing with the Board on an annual basis the current skills, background and expertise of the members of the Board, as well as the Company’s future and ongoing needs. This assessment is used to establish criteria for identifying and evaluating potential candidates for the Board. However, as a general matter, the Nominating and Corporate Governance Committee seeks individuals with significant and relevant business experience who demonstrate:

•	the highest personal and professional integrity;

•	commitment to driving the Company’s success;

•	an ability to provide informed and thoughtful counsel on a range of issues; and

•	exceptional ability and judgment.

The Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying nominees for director. As described above, however, the Nominating and Corporate Governance Committee regularly assesses the skills, background and expertise of the members of the

Board and identifies the Company’s needs. As part of this process the Nominating and Corporate Governance Committee strives to select nominees with relevant business experience, the personal characteristics described above and a wide variety of skills and viewpoints.

The Nominating and Corporate Governance Committee considers candidates recommended by its members and other Directors. The Nominating and Corporate Governance Committee will also consider whether to nominate any person recommended by a stockholder pursuant to the provisions of the Company’s By-Laws relating to stockholder nominations as described in “Stockholder Proposals and Nominations,” below. The Nominating and Corporate Governance Committee uses the same criteria to evaluate proposed nominees that are recommended by its members and other Directors as it does for stockholder-recommended nominees.

Compensation of Directors

The following table sets forth information regarding the compensation of the non-employee Directors of GPHC in 2013.

Director Compensation Table for 2013

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)	Total ($)
George V. Bayly	89,914	90,000	179,914
G. Andrea Botta	77,914	90,000	167,914
David D. Campbell	72,914	90,000	162,914
Kevin J. Conway(2)	73,983	90,000	163,983
Jeffrey H. Coors	70,414	90,000	160,414
Harold R. Logan, Jr.	70,914	90,000	160,914
Michael G. MacDougall	71,414	90,000	161,414
Philip R. Martens(3)	8,425	—	8,425
John R. Miller(4)	76,757	—	76,757
David A. Perdue	74,914	90,000	164,914
Robert W. Tieken(4)	30,085	—	30,085
Lynn A. Wentworth	87,914	90,000	177,914

(1)

The dollar value of fees earned or paid in cash does not include a $3.60 cash payment in lieu of a fractional share. The dollar value of stock awards is equal to the aggregate fair value of stock awards as of the date of grant plus a $3.60 payment in lieu of a fractional share.

(2)	Mr. Conway assumed the role of Lead Director on May 22, 2013, but declined any additional compensation for serving in such role.
(3)	Mr. Martens was appointed to the Board on November 21, 2013.
(4)	Mr. Miller and Mr. Tieken retired from the Board of Directors on May 22, 2013.

From January 1, 2013 through September 19, 2013, each Director who was not an employee of the Company received an annual cash retainer fee of $55,000, payable in quarterly installments. In addition, each non-employee Director received $1,500 per Board meeting attended and $1,000 per committee meeting attended. The Chairman of the Board, and the Audit Committee and the Compensation and Benefits Committee Chairmen received further retainer fees of $100,000, $15,000 and $15,000, respectively, and the Nominating and Corporate Governance Committee Chairman received an additional retainer fee of $10,000, all payable in quarterly installments. In addition to the retainers and meeting fees, each non-employee Director received an annual grant of shares of the Company’s common stock with a value of $90,000 on the date of grant.

After September 19, 2013 when the Board of Directors changed the compensation program for non-employee directors, each non-employee Director of the Company receives an annual cash retainer fee of $75,000, payable in quarterly installments. The Audit Committee and the Compensation and Benefits Committee Chairs receive a further retainer fee of $15,000, and the Lead Director and Nominating and Corporate Governance Committee Chairman receives a further retainer of $25,000, all payable in quarterly installments. In addition to the cash retainers, each non-employee Director receives an annual grant of shares of the Company’s common stock with a value of $90,000 on the date of grant. The Company no longer pays Board or committee meeting fees, but continues to reimburse all Directors for reasonable and necessary expenses they incur in performing their duties as Directors.

Board Recommendation

The Board believes that voting for each of the three nominees for Director selected by the Board is in the best interests of the Company and its stockholders. The Board recommends a vote “FOR” each of the three nominees for Director.

AUDIT MATTERS

Report of the Audit Committee

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement that incorporates by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee is currently comprised of three members, each of whom is an “independent director,” as defined by Section 303A of the NYSE Listed Company Manual. Each of the members of the Audit Committee is financially literate and qualifies as an “audit committee financial expert” under federal securities laws. The Audit Committee’s purposes are to assist the Board in overseeing: (a) the quality and integrity of our financial statements; (b) the qualifications and independence of our independent auditors; and (c) the performance of our internal audit function and independent auditors.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with the independent auditors the matters required to be discussed with audit committees by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 2600T, and has discussed with our independent auditors their independence.

Based on the review and discussions noted above and our independent auditors’ report to the Audit Committee, the Audit Committee has recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

David D. Campbell

Harold R. Logan, Jr.

Lynn A. Wentworth (Chair)

Audit Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2013 and December 31, 2012 by our independent auditors, Ernst & Young LLP, are as follows:

	Year Ended December 31,
	2013	2012
		(in millions)
Audit Fees	$4.5	$3.9
Audit-Related Fees	.6	.2
Tax Fees	—	—
All Other Fees	—	—

Total	$5.1	$4.1

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2013 and December 31, 2012, for the reviews of the financial statements included in our quarterly reports on Form 10-Q during 2013 and 2012, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for accounting consultation and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

The Audit Committee reviews and pre-approves audit and non-audit services performed by the Company’s independent auditors as well as the fees charged for such services. The Audit Committee may delegate pre-approval authority for such services to one or more members, whose decisions are then presented to the full Audit Committee at its scheduled meetings. In 2013 and 2012, all of the audit and non-audit services provided by our independent auditors were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

Independent Auditors

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. Although the Company is not required to submit this matter to the stockholders for ratification, the Board of Directors believes that it is important to do so as a matter of good corporate governance. This proposal asks you to ratify this selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, they will be available to respond to appropriate questions from stockholders.

Pursuant to its charter, the Audit Committee has sole and direct responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Company. The Audit Committee will consider the results of the stockholder vote on ratification, but will exercise its judgment, consistent with its responsibilities under its charter, with respect to the appointment and retention of the Company’s independent registered public accounting firm. Additionally, the engagement of Ernst & Young LLP will be subject to the Audit Committee and Ernst & Young LLP reaching agreement on satisfactory terms of the engagement.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

COMPENSATION MATTERS

Compensation and Benefits Committee Report

The members of GPHC’s Compensation and Benefits Committee listed below reviewed and discussed the following Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Compensation and Benefits Committee

George V. Bayly, Chairman

G. Andrea Botta

Michael G. MacDougall

David A. Perdue

Compensation Discussion and Analysis

This Compensation and Analysis section (“CD&A”) describes the Company’s compensation principles, policies and practices, as well as the specific factors considered by the Compensation and Benefits Committee (referred to in this CD&A as the “Committee”) in making compensation decisions. This CD&A focuses on the compensation of our Named Executive Officers (referred to herein as our “Executives”), who are set forth below and included in the Summary Compensation Table and other tables in this Proxy Statement:

Name	Position with Company during 2013
David W. Scheible	Chairman, President and Chief Executive Officer
Daniel J. Blount	Senior Vice President and Chief Financial Officer
Michael P. Doss	Executive Vice President, Commercial Operations
R. Allen Ennis, Jr.	Senior Vice President, Flexible Division
Stephen R. Scherger	Senior Vice President, Consumer Packaging Division

Guiding Principles and Policies

The goal of our compensation program is to align the interests of our employees with those of our stockholders. We do this by implementing compensation practices designed to attract, retain, motivate and reward key members of management. A significant portion of the compensation packages of our Executives is intended to be at-risk pay for performance. In our program, we analyze each component of executive compensation independently and decisions with respect to one element of pay may or may not impact other elements of the overall pay packages. The Committee and, with respect to the Chairman, President and Chief Executive Officer, the Board of Directors, have full discretion to choose the elements of executive compensation that the Executives will be paid or eligible to earn each year and to adjust the proportion of total compensation opportunity that each element provides.

The Committee’s objective is to set each of the primary components of the Company’s executive compensation program, base salary, short-term cash incentives and long-term equity-based incentives, at a market-competitive rate, which is determined by reference to the 50th percentile of the peer group, resulting in each Executive’s total compensation opportunity being set at approximately the 50th percentile of the peer group’s total pay for executives with similar positions and responsibilities. The Committee does not employ a mechanical process based on peer data, however, as other considerations such as time in position, and tenure and succession with the Company are considered. As data for the peer group fluctuates or the peer group is updated to reflect changes in the market, the Committee may make adjustments in one or more components of compensation to achieve the 50th percentile of total compensation. Company performance, market data, individual performance, retention needs and internal equity among our Executives’ compensation packages have been the primary factors considered in decisions to increase or decrease compensation materially.

Peer Group and Market Data

Annually we obtain an analysis of compensation market data. Compensation of the Executives is compared to the compensation paid to executives holding comparable positions at similar companies. The companies used for this comparison are chosen by the Company and the Committee’s consultant, Meridian, and consist of a group of about 30 manufacturing companies with revenues approximately one-half to double the revenues of the Company. The peer group is reviewed annually and updated, if necessary, to ensure its appropriateness given any market changes. Meridian tests the peer group results against data from broader general industry, manufacturing and forest products groups to ensure that the peer group provides an appropriate benchmark of executive compensation. The peer group used to develop 2013 compensation is listed below.

Air Products and Chemicals, Inc.	Ecolab Inc.	Rock-Tenn Company
Aptar Group, Inc.	Energizer Holdings, Inc.	Rockwell Automation, Inc.
Armstrong World Industries, Inc.	FMC Technologies, Inc.	Sealed Air Corp.
Avery Dennison Corporation	Greif Inc.	Silgan Holdings, Inc.
Ball Corporation	Herman Miller, Inc.	Sonoco Products Company
Bemis Company, Inc.	ITT Corporation	Steelcase, Inc.
Borg Warner Inc.	Masco Corp.	The Scott’s Miracle-Gro Company
Cameron International Corporation	MeadWestvaco Corporation	Thomas & Betts Corporation
Cooper Industries Plc	Molson Coors Brewing Company	Tupperware Brands Corporation
Crown Holdings, Inc.	Newell Rubbermaid, Inc.	USG Corporation
Dover Corporation	Owens-Illinois Inc.	Vulcan Materials
Eastman Chemical Company	Packaging Corporation of America

Role of the Compensation and Benefits Committee

The Compensation and Benefits Committee is responsible for establishing the Company’s general compensation philosophy and working with management to develop all equity compensation plans or programs and other compensation programs in which the Chief Executive Officer and other executive officers participate. Annually the Committee reviews market data provided by the Committee’s compensation consultant, reviews and approves all of the compensation arrangements of the Company’s executive officers and directs the Board’s process for evaluating the performance and compensation of the Chief Executive Officer. From time to time the Committee also reviews, evaluates and approves the Company’s health and welfare plan offerings and the Company’s retirement and savings plans. The Committee is also responsible for directing the Company’s succession planning and facilitating the Board’s review and approval of succession matters.

Role of Compensation Consultants

The Committee retains Meridian to act as the Committee’s independent advisor on executive compensation and benefits. The mandate of Meridian is to work for the Committee in its review of executive compensation practices, including the competitiveness of pay levels, compensation package and program design issues, market trends and technical considerations. The Committee instructed Meridian to compile and provide data on both total pay and individual elements of compensation among companies in the peer group, as well as trends in compensation practices that they observed within the peer group and generally among public companies. The Committee does not rely on Meridian to recommend specific levels of total pay or any specific element of compensation to our Executives; such recommendations are developed by management based on information provided by Meridian and then presented to the Committee for consideration. Meridian consultants attended all of the eight Committee meetings in 2013 at the Committee’s request and were available to provide information to the Committee as questions and issues arose. The Committee determined that Meridian is independent after consideration of the SEC independence factors.

Role of Executive Officers

The Chairman, President and Chief Executive Officer and Senior Vice President, Human Resources recommend to the Committee the compensation program design and award amounts for most executives. They are not involved in determining their own pay.

Pay and Performance

As noted above, target compensation for each of our Executives is established at the beginning of each year with reference to the 50th percentile of the peer group. Each Executive’s actual compensation each year may be above or below the target level based on individual, business unit and overall Company performance, as well as changes in the price of the Company’s common stock. The chart below illustrates the relationship between the named executive officers’ total compensation for each of the past five years (as set forth in the Summary Compensation Table but excluding changes in pension value and above-market non-qualified deferred compensation earnings) and the Company’s earnings before income taxes, depreciation and amortization (as adjusted for unusual items) (referred to in this CD&A as “Adjusted EBITDA”). Adjusted EBITDA is used by the Company as a performance measure for both the short-term cash incentive program and the long-term equity incentive program.

Key Compensation Practices

Listed below are certain of the Company’s executive compensation practices that we believe are instrumental in achieving the Company’s compensation goals of attracting, retaining, motivating and rewarding key members of management, while mitigating risk and maintaining sound compensation practices.

•	Benchmark compensation with reference to the 50th percentile of peer companies, with which we may compete for talent;

•	Maintain a compensation mix that includes both short and long-term performance-based elements that encourage employees to focus on achieving Company-wide profitability and strategic goals;

•	Retain an independent compensation consultant that is engaged by and reports directly to the Committee;

•	Ensure that all equity compensation is priced on or after the date of approval;

•

Include a claw back provision in our equity compensation plans requiring participants who knowingly or grossly negligently engage in conduct resulting in a restatement of the Company’s financial statements to reimburse the Company for awards earned or accrued as a result of such conduct;

•	Provide no perquisites to our Executives, other than Company-requested relocation benefits and tax gross-ups with respect thereto and executive physicals; and

•	Prohibit hedging or short-sale transactions by all of our employees and members of our Board of Directors under the Company’s insider trading policy.

Overview of Executive Compensation Components

Our executive compensation program currently consists of the following compensation elements:

•	Base salary

•	Short-term cash incentives

•	Long-term incentives, consisting of Service-Based Restricted Stock Units (“Service RSUs”) and Performance-Based Restricted Stock Units (“Performance RSUs”)

•	Health and welfare benefits, including executive physicals

•	Retirement benefits

•	Termination pay

Each of these elements is discussed below, as well as the methodology used for setting the amount of each type of compensation.

Base Salary

Philosophy. The purpose of base salaries is to compensate our Executives for their role and level of responsibility within the Company. Increases in base salary also serve to reward performance and recognize significant increases in the scope of an Executive’s position and responsibilities. Our philosophy is to set salaries for our Executives at the 50th percentile of the peer group’s salaries for executives with similar positions and responsibilities (with adjustments made to reflect the various sizes of the companies in such group). Changes to base salaries occur on a periodic basis that is generally at least twelve months after the most recent adjustment for the Executive. Base salary changes take into account market data for similar positions, the Executive’s experience and time in position, any changes in responsibilities and individual performance. Individual performance is determined by considering achievement against each Executive’s specific performance goals established at the beginning of each year. Generally, such individual performance goals are established to support the financial and operational goals established by the Board for the Company, and may include earnings before income taxes, depreciation, amortization and other non-cash charges, debt reduction, new product innovation targets, business unit revenue, profitability and cost-saving goals and certain more subjective goals such as improvement in culture, succession planning and implementation of compliance initiatives and management effectiveness.

In 2013, the Committee approved base salary increases for the Executives ranging from three percent (3%) to five percent (5%), based upon each Executive’s performance, scope of position and market data for executives with similar positions and responsibilities. Such increases became effective as of July 1, 2013. The Board of Directors approved a three (3%) increase in Mr. Scheible’s base salary.

Management Incentive Plan

The purpose of the Management Incentive Plan (“MIP”) is to provide a meaningful short-term cash incentive that rewards the achievement of specified annual financial goals. For 2013, the financial measures used to set such financial goals or targets were Adjusted EBITDA, which was calculated as consolidated net income (including net income or loss attributable to non-controlling interests and unconsolidated entities) before income tax expense and depreciation and amortization, as adjusted for: expenses related to merger and acquisition activities; refinancing or early retirement of debt; acquisition integration costs; and asset or goodwill writedowns; and cash flow before debt reduction, which is Net Cash provided/used by Operating Activities, Investing Activities and Financing Activities, less amortization or other payments of debt.

Target Opportunities. The MIP payout at the target level for each Executive is set at a level that pays at roughly the 50th percentile of peer group companies for Company performance at or above the 50th percentile of the peer group. The annual incentive target (as a percentage of salary) for each of the Executives for 2013 is set forth below:

Name	Incentive Target
David W. Scheible	100%
Daniel J. Blount	70%
Michael P. Doss	75%
R. Allen Ennis, Jr.	70%
Stephen R. Scherger	70%

Performance Goals. Because we set target performance goals that we believe represent performance at or above the 50th percentile of our peer group (confirmed through historical analysis), achievement of such goals is designed to pay base salary plus short-term incentive at approximately the 50th percentile of the peer group. Should the Company fail to reach target goals, the MIP will pay out to a lesser degree. If the threshold goals are not met or the Company fails to meet any of its quarterly financial covenant measures during the year, no payout under the MIP is earned. Our performance goals for 2013 were Adjusted EBITDA of $670.0 million (weighted at 50% in the calculation) and cash flow before debt reduction of $250.0 million (weighted at 50% in the calculation). Achieving these performance goals would present an opportunity for a MIP award at target. The payout for performance at 95% of our EBITDA and 90% of cash flow goals was set at 50% of target, and no payout would be earned for performance at or below 85% of our EBITDA and cash flow targets. The payout for performance at 105% or more of our EBITDA and 110% of cash flow goals (after appropriate accrual for the greater compensation expense) was set at a maximum of 200% of target.

For more information on the 2013 annual incentive opportunities for the Executives, refer to the “Grants of Plan-Based Awards” table in this Proxy Statement. The column titled “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” provides the estimated payouts for the Executives at threshold, target and maximum performance levels for 2013.

Actual Short-Term Incentive Payouts for 2013. Actual short-term incentive payouts for 2013 for the Executives are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Based on the Company’s performance with respect to both its Adjusted EBITDA and cash flow before debt reduction performance goals, both of which were achieved at 100% of target, the Committee and the Board of Directors approved payouts under the MIP at up to 100% of the target level, subject to adjustment.

Long-Term Incentives

The Company’s long-term incentive program has two elements: Service RSUs and Performance RSUs. Service RSUs make up one-third of the total long-term incentive value that the Company grants to its Executives and Performance RSUs make up two-thirds of such total value. The proportion of Performance RSUs granted is two-thirds of the total grant under the long-term incentive program in order to tie a larger percentage of the Executives’ compensation to Company performance. Both Service RSU and Performance RSU grants are intended to retain Executives during a multi-year vesting period, align the long-term interests of Executives with our stockholders and provide stock compensation.

Service RSUs represent the right to receive one share of the Company’s common stock for each vested Service RSU granted. The Performance RSUs represent the right to earn from 0% to 150% of the target award based upon the Company’s achievement of specific performance goals established for a three year performance period. For the grants made in 2011, 2012 and 2013, the Company uses results for a three year performance period to determine the overall number of Performance RSUs earned. Service RSUs and Performance RSUs granted in 2011, 2012 and 2013 are payable solely in shares of the Company’s common stock.

Service RSUs and Performance RSUs granted under the long-term incentive program generally vest in full on the third anniversary of the date of grant (assuming the Executive has continued in his or her employment by the Company through such date). Upon death, disability, Retirement (as defined in the grant agreement) or involuntary termination without cause, a proportion of the RSUs equal to (i) the number of full years completed between the grant date and the date employment ceases, divided by (ii) three, vests. In the event of a change of control (as defined in the Graphic Packaging Holding Company Amended and Restated 2004 Stock and Incentive Compensation Plan (the “2004 Plan”)), all Service RSUs and earned Performance RSUs vest in full. The number of Performance RSUs considered earned in the event of a change of control is determined based on assumed target performance for the performance period.

Payout of 2010 Grants. In February 2013, the Committee approved the payout of the Performance RSUs granted in 2010 at 114% of target, based on the average of the achievement of the performance goals for each of the three years in the performance period. For fiscal 2010, the performance goals were a maximum leverage ratio and minimum cost reductions, which were achieved at a weighted performance level of 115%. For fiscal 2011, the performance goals were a maximum leverage ratio and a minimum gross margin percentage, which were achieved at a weighted performance level of 78%. For fiscal 2012, the performance goals were a maximum leverage ratio and a minimum Adjusted EBITDA margin percentage, which were achieved at a weighted performance level of 149%. Under the terms of the 2010 grant agreements, the weighted performance level for each of the three years in the performance period was averaged, resulting in the payout at 114% of target.

2013 Grants. In February 2013, the Company granted both Service RSUs and Performance RSUs to each Executive under the long-term incentive program. The total number of RSUs granted was set based on a value delivered as a percentage of salary formula. The value of RSUs granted under the long-term incentive program (as a percentage of salary) during 2013 for each of our Executives is set forth below:

David W. Scheible	400%
Daniel J. Blount	215%
Michael P. Doss	230%
R. Allen Ennis, Jr.	160%
Stephen R. Scherger	185%

For the Performance RSUs, the performance goals are achievement of a minimum Adjusted EBITDA amount and a minimum return on invested capital. Each performance goal is weighted in the calculation of the Company’s annual achievement at 50%.

Health and Welfare Benefit Plans

The Company provides the Executives and other employees with health and welfare benefits comparable to those they would receive at other companies and that are necessary for the Company to remain competitive in the marketplace for high-performing talent. Executives participate in employee benefit plans available to all salaried employees, including medical, dental, accidental death and dismemberment, business travel accident, prescription drug, life and disability insurance. Senior executives of the Company, including the Executives, are eligible for an executive physical benefit in which the Company pays for an annual physical exam through a specified provider under the Company’s medical plan. Continuation of welfare benefits for a limited time may occur as part of severance upon certain terminations of employment.

Perquisites

The Company does not provide perquisites to its Executives, other than Company-requested relocation benefits and tax gross-ups with respect thereto and executive physicals.

Retirement Benefits

The Company maintains qualified defined benefit and defined contribution retirement plans for our employees in which the Executives participate. These plans provide retirement benefits to attract and retain qualified employees and Executives and encourage and reward tenure with the Company. In addition to the qualified defined benefit and defined contribution plans, the Company maintains non-qualified defined benefit and defined contribution plans in which the Executives also participate. The qualified benefit plans have a maximum compensation limit and a maximum annual benefit limit, which restrict the benefit to participants whose compensation exceeds these limits. To provide retirement benefits commensurate with salary levels, the non-qualified plans provide benefits to key salaried employees, including the Executives, using substantially the same formula for calculating benefits as used in the qualified plans, but on compensation in excess of the compensation limitation and maximum annual benefit.

Qualified and Non-Qualified Defined Benefit Plans. Executives and other employees hired before January 1, 2008, participate in either the Riverwood International Employees Retirement Plan or the Graphic Packaging Retirement Plan and the Graphic Packaging Excess Benefit Plan (together, the “Pension Plans”). As of June 30, 2011, the Company froze the Pension Plans and no longer makes pension contributions for future service on behalf of any employees who were not at least 50 years old with five years of completed service to the Company as of such date. As a result, the Company makes pension contributions on behalf of Messrs. Scheible and Blount, but not Messrs. Doss, Ennis and Scherger.

The Executives who participate in the Pension Plans also participate in either the Riverwood International Supplemental Retirement Plan or the Graphic Packaging Supplemental Retirement Plan (together, the “Supplemental Plans”). Mr. Scheible and Mr. Doss participated in the Graphic Packaging Retirement Plan and the Graphic Packaging Supplemental Plan until January 1, 2005, the date they transferred into the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan. The Supplemental Plans provide a benefit based upon compensation that exceeds the limits set by the IRS for the Pension Plans and makes total retirement benefits under the Company’s defined benefit plans for the Executives commensurate with those available to other employees as a percent of pay. When the Company froze the Pension Plans, it also froze the Supplemental Plans for those employees who were not at least 50 years old with five years of completed service to the Company as of such date, so the Company continues to make contributions to the Supplemental Plans on behalf of Messrs. Scheible and Blount, but not Messrs. Doss, Ennis and Scherger.

Effective July 1, 2012, the Company changed the formula used to calculate Mr. Scheible’s pension benefit to increase the benefit from the sum of (i) 0.9% of Average Final Salary up to Covered Compensation plus (ii) 1.4% of Average Final Salary in excess of Covered Compensation, multiplied by his years of credited service, to 2.0% of his Average Final Salary multiplied by his years of credited service. Average Final Salary is the average of the highest four consecutive years of pensionable earnings during the last ten years of service and Covered Compensation is the 35-year average of the Social Security Wage Bases ending with the calendar year in which he attains Social Security Retirement Age. Such pension benefit is reduced by amounts payable under the Company’s other qualified and nonqualified pension plans. All other terms applicable to the calculation of Mr. Scheible’s pension benefit remained the same. Additional information about the Pension Plans and the Supplemental Plans is provided under the Pension Benefits at 2013 Fiscal Year-End table.

Qualified and Non-Qualified Defined Contribution Plans

Executives and all other non-union employees who meet certain service requirements are eligible to participate in the Graphic Packaging International, Inc. Savings Plan (the “401(k) Plan”), which is a qualified defined contribution plan under the rules of the Internal Revenue Service (“IRS”). Employees who choose to contribute to the 401(k) Plan receive matching contributions from the Company equal to 100% of the first three percent (3%) of employee contributions and 50% of the next 2% of employee contributions. Employees hired on or after January 1, 2008 are eligible for an annual supplemental contribution by the Company to their 401(k) Plan account equal to 3% of eligible earnings.

In 2011, the Company implemented a deferred compensation and 401(k) restoration plan that permits Executives and other eligible senior employees to contribute to and receive contributions from the Company on a basis that would be commensurate with other employees as a percent of pay. This plan, the Graphic Packaging International, Inc. Non-Qualified Deferred Compensation Plan (the “NQDCP”), permits participants to defer and contribute from 1% to 50% of their base salary and up to 100% of their payment under the MIP to the plan. The plan offers investment options that generally mirror those available under the Company’s 401(k) Plan. Annually, the Company makes a 401(k) restoration matching contribution on behalf of those participants who do not participate in or receive future service accruals under the Company’s Pension Plans equal to a percentage of their annual deferral amount divided by compensation over the annual IRS limit, up to a maximum of 4%. The Company also makes a supplemental contribution equal to 3% of eligible pay over the annual IRS limit for those Executives and senior executives of the Company who do not participate in or receive future service accruals to one of the Company’s Pension Plans or Supplemental Plans and who have met the one year of service eligibility requirement The NQDCP also provides an employer contribution equal to 3% of total pay for eligible senior executives (including Messrs. Doss, Ennis and Scherger) who do not receive contributions to one of the Company’s Pension Plans.

Employment Agreements and Potential Payments on Termination

The Executives have employment agreements with generally uniform provisions, including non-competition and non-solicitation covenants as well as claims releases and severance provisions. The employment agreements specify current position, base salary and aggregate annual bonus opportunity (as a percentage of base salary) for each Executive, as well as severance arrangements under different circumstances. Executives may receive severance benefits if they are terminated involuntarily or terminate voluntarily for Good Reason (as defined below) within 30 days of the Good Reason event. The Executive must deliver written notice of intention to terminate for Good Reason, specifying the applicable provision, and provide the Company a reasonable opportunity to cure. The Good Reason provision in the agreements was designed to equalize the treatment of voluntary terminations for Good Reason with involuntary terminations without cause. Doing so enables the contracts to fulfill their purpose of promoting retention during times of uncertainty and transition. “Good Reason” as defined in the agreements includes material reduction in position, responsibilities or duties, failure by the Company to obtain the assumption of the agreement by a successor company, reduction in base salary (unless the reduction does not exceed 10% and is applied uniformly to all similarly situated executives), breach of agreement or mandatory relocation (other than in connection with promotion) of more than 50 miles.

For Mr. Scheible, the severance benefit is two times base salary, and for Messrs. Blount, Doss, Ennis and Scherger it is one times base salary. Executives also receive welfare benefits for one year after termination and a pro-rata bonus payout (which is doubled for Mr. Scheible). In addition, if an Executive is separated from service without cause or for Good Reason within one year of a change in control, the Executive receives (i) an additional 1/2 year of base salary (one year for Mr. Scheible) and (ii) instead of the pro-rata bonus, a bonus equal to the Executive’s target level bonus for the year in which the separation occurs (assuming that all performance targets had been achieved) multiplied by 1.5 (multiplied by 2 for Mr. Scheible).

On November 21, 2013, the Company entered into Amended and Restated Employment Agreements with each of Mr. Doss and Mr. Scheible. Mr. Doss’s agreement reflects his promotion to Chief Operating Officer of the Company. In connection with such promotion, Mr. Doss’s base salary was increased to $600,000 and his target bonus percentage was increased from 75% to 80%, both effective as of January 1, 2014. The purpose of the amendment to Mr. Scheible’s agreement was to enhance the strength of the retention and performance related incentive components of Mr. Scheible’s compensation arrangements through March 1, 2016. The amendment was designed with the advice and input of outside consultants to insure its effectiveness and reasonableness, relative to Company and industry standards. The amended and restated employment agreement provides that so long as Mr. Scheible continues his employment with the Company through March 1, 2016, upon his voluntary departure from the Company, he would be entitled to the same severance payments and benefits as if his employment has been terminated by the Company without cause (but calculated as if he had served a full final year for purposes of calculating the bonus element of the severance payment). It also provides for a potential retention bonus of between zero and $4 million. The actual amount of any bonus is completely within the discretion of the Company’s Board of Directors, after taking into consideration Mr. Scheible’s leadership in driving shareholder value over the period, as well as other measures of financial and organizational health, outlook and success.

All of the employment agreements with the Executives are discussed in more detail under Employment Agreements and Termination of Employment Arrangements.

In addition to the change in control provisions in the employment agreements, the award agreements for Service RSUs and Performance RSUs granted under the 2004 Plan in 2008 through 2013 provide for accelerated vesting and payout in the event of a change in control. A “change-in-control” means any of the following events:

•

The acquisition by any person of beneficial ownership of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, except if such acquisition is by a person who, prior to such acquisition, is the beneficial owner of thirty percent (30%) or more of such securities, or if such acquisition is by any employee benefit plan or related trust, or if such acquisition is by a stockholder who is party to the Riverwood Holding, Inc. Stockholders Agreement dated March 25, 2003.

•

Individuals of the incumbent Board (other than those whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of directors of the Company) do not constitute at least a majority of the Board.

•

Consummation of a reorganization, merger or consolidation to which the Company is a party unless (i) all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding securities prior to such transaction beneficially own more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the transaction, and (ii) no person (excluding successors to current stockholders or any employee benefit plan or related trust) beneficially owns thirty percent (30%) or more of the combined voting power of the then outstanding voting securities, except to the extent that such ownership existed prior to the transaction, and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such reorganization, merger or consolidation.

•	The sale, transfer or disposition of all or substantially all of the assets of the Company; or,

•	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The forgoing events were chosen to trigger the vesting and payout of RSUs under the 2004 Plan because they constitute a fundamental change in the ownership or control of the Company, which materially alters the prospects and future of the Company and, therefore, the employment conditions and opportunities for the members of management who receive RSUs. Under the grant agreements used in 2009 through 2013, all Service RSUs and earned Performance RSUs vest in full upon a change in control.

Timing of Compensation

Base salary adjustments are generally approved at the second Committee and first Board meeting of the year and may take effect at various times over the course of the year. Our policy is that awards of equity compensation are made only at regularly scheduled meetings of the Committee or Board of Directors (except for certain new-hire, promotion and retention grants) and that the date of grant is no earlier than the date upon which the grant is approved.

Tax Issues

Favorable accounting and federal corporate income tax treatment of the various elements of our compensation program is a consideration in its design, but because of the Company’s large net operating loss carry-forwards, which are expected to offset the Company’s federal income tax obligations for several years and because the Committee’s policy is to maximize long-term stockholder value, it is not a primary consideration. Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility of certain items of compensation to each of the Executives (or, the “covered employees,” for Code Section 162(m) purposes) to $1,000,000 annually, unless the compensation qualifies as performance-based compensation exempt from the $1,000,000 limitation. Long-term incentives may be structured so as to qualify for the performance-based exception described above. We will continue to monitor the levels of compensation of our Executives and to consider whether other action should be taken in order to ensure deductibility of compensation payable to them, although we reserve the right to award compensation that is not deductible under Code Section 162(m) if we determine it to be in the best interests of the Company and our stockholders to do so.

Compensation of Executive Officers

The following table sets forth the compensation paid to or earned by the Company’s Principal Executive Officer (Mr. Scheible), Principal Financial Officer (Mr. Blount) and the Company’s three other most highly paid executive officers in 2013 (collectively, the “Named Executive Officers”) for each of the three fiscal years ended December 31, 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)
David W. Scheible	2013	998,175	—	4,275,404	998,175	456,133	13,050	(3)	6,740,937
Chairman , President and	2012	964,475	—	4,247,094	1,736,055	2,267,492	10,000		9,225,116
Chief Executive Officer (Principal Executive Officer)	2011	922,775	—	4,010,987	627,487	843,362	9,800		6,414,411

Daniel J. Blount	2013	525,375	—	1,186,593	367,763	—	12,326	(3)	2,092,057
Senior Vice President and	2012	512,500	—	1,234,092	645,750	522,292	10,000		2,924,634
Chief Financial Officer (Principal Financial Officer)	2011	501,200	—	1,379,826	238,571	488,558	9,800		2,617,955

Michael P. Doss	2013	527,875	—	1,180,634	395,906	—	239,225	(4)	2,343,640
Executive Vice President, Commercial Operations	2012	515,000	—	1,252,576	695,250	177,785	182,361		2,822,972
	2011	472,850	—	1,115,805	165,498	249,711	9,800		2,013,664

R. Allen Ennis, Jr.	2013	353,500	70,000	597,112	210,333	—	395,155	(5)	1,626,100
Senior Vice President, Flexible Division	2012	320,006	—	491,409	192,004	—	13,410		1,016,829

Stephen R. Scherger	2013	482,125	—	936,986	337,488	—	362,953	(6)	2,119,552
Senior Vice President, Consumer Packaging Division	2012	356,250	—	863,113	349,125	—	1,000,000		2,568,488

(1)

Amounts shown in this column represent the aggregate grant date fair value of Service RSUs and Performance RSUs as of the date of grant, computed in accordance with FASB ASC Topic 718. The value of Performance RSUs included assumes performance occurs at target level. The combined value of Service RSUs and Performance RSUs assuming performance at maximum level is as follows: Mr. Scheible: $772,431; Mr. Blount: $218,526; Mr. Doss: $217,428; Mr. Ennis: $109,966; and Mr. Scherger: $172,558.

(2)

The amount set forth in this column for Mr. Scheible reflects the aggregate increase in the present value of his accumulated benefits under our Pension Plans. Mr. Blount and Mr. Doss had decreases in the present values of their accumulated benefits under our Pension Plans of $17,833 and $120,910, respectively. Mr. Ennis and Mr. Scherger do not participate in the Company’s Pension Plans. None of the Named Executive Officers realized above market or preferential earnings on deferred compensation.

(3)	The amounts shown for Mr. Scheible and Mr. Blount represent matching contributions to the Company’s 401(k) Plan of $10,200 and the cost of their executive physical benefits.
(4)

The amount shown includes: (i) $17,850 of Company matching and supplemental contributions to the Company’s 401(k) Plan; (ii) $68,582 of relocation benefits paid to or on behalf of Mr. Doss; (iii) $45,480 of tax reimbursements related to relocation benefits; (iv) $104,463 of Company matching and supplemental contributions to the NQDCP; and (v) the cost of Mr. Doss’ executive physical benefit.

(5)

The amount shown includes (i) $19,702 of Company matching and supplemental contributions to the Company’s 401(k) Plan; (ii) $273,503 of relocation benefits paid to or on behalf of Mr. Ennis; (iii) $55,371 of tax reimbursements related to relocation benefits; (iv) $43,700 of Company matching and supplemental contributions to the NQDCP; and (v) the cost of Mr. Ennis’ executive physical benefit.

(6)

The amount shown includes (i) $17,850 of Company matching and supplemental contributions to the Company’s 401(k) Plan; (ii) $260,938 of relocation benefits paid to or on behalf of Mr. Scherger; (iii) $20,212 of tax reimbursements related to relocation benefits; (iv) $60,953 of Company matching and supplemental contributions to the NQDCP; and (v) the cost of Mr. Scherger’s executive physical benefit.

The following table sets forth information regarding the grants of annual cash incentive compensation and annual equity compensation during 2013 to the Named Executive Officers.

Grants of Plan-Based Awards in Fiscal 2013

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(3)	Maximum (#)(4)
David W. Scheible	2/27/13	0	998,175	1,996,350	193,108	579,323	772,431	4,275,404
Chairman, President and Chief Executive Officer

Daniel J. Blount	2/26/13	0	367,763	735,525	54,631	163,894	218,526	1,186,593
Senior Vice President and Chief Financial Officer

Michael P. Doss	2/26/13	0	395,906	791,813	54,357	163,071	217,428	1,180,634
Executive Vice President, Commercial Operations

R. Allen Ennis, Jr.	2/26/13	0	247,450	494,900	27,491	82,474	109,966	597,112
Senior Vice President, Flexible Division

Stephen R. Scherger	2/26/13	0	337,488	674,975	43,139	129,418	172,558	936,986
Senior Vice President, Consumer Packaging Division

(1)	The amounts set forth in these columns reflect the threshold, target and maximum cash payments that could have been earned during 2013 under the MIP.
(2)

Amounts in this column represent the number of Service-Based RSUs granted to each of the Named Executive Officers in 2013. Such RSUs generally vest and become payable on the third anniversary of the date of grant if the Named Executive Officer has complied with the terms of the award agreement and continued his employment with the Company through such date.

(3)

Amounts in this column represent the number of Service-Based RSUs granted to each of the Named Executive Officers plus the number of Performance-Based RSUs granted to each of the Named Executive Officers. The number of Performance-Based RSUs is shown assuming Company performance at the target levels under the 2013 long term incentive program (the “2013 LTIP”).

(4)

Amounts in this column represent the number of Service-Based RSUs and Performance-Based RSUs granted to each of the Named Executive Officers, with the number of Performance-Based RSUs adjusted to reflect maximum payout under the 2013 LTIP, which is 150% of the target level grant.

(5)	Amounts in this column were calculated assuming payout of the Performance-Based RSUs at the target level.

Additional Information regarding the Summary Compensation Table and the Grants of Plan-Based Awards in Fiscal 2013 Table

Salary. The amounts shown as salaries in the Summary Compensation Table for 2013 represent amounts actually paid during 2013 and may not be the same as current base salary levels. The salaries shown include amounts contributed to the Company’s NQDCP by the Executive.

Non-Equity Incentive Plan Compensation. The Company’s MIP is designed to provide short-term incentive awards based upon the accomplishment by the Company of performance goals established at the beginning of each year. Awards are paid in cash during the first quarter of the following year.

Option/Stock Appreciation Rights Grants in 2013. During 2013, none of the Named Executive Officers received grants of stock options or stock appreciation rights.

Stock Awards. In 2013, the Compensation and Benefits Committee and the Board approved grants of restricted stock units (“RSUs”) under the 2004 Plan to our Named Executive Officers. These grants were made up of Service RSUs (1/3 of total grant) and Performance RSUs (2/3 of total grant). The number of shares paid out pursuant to the Performance RSUs is determined by the accomplishment of certain performance metrics established by the Board of Directors. Specifically, the performance metrics are Adjusted EBITDA for the three-year period ending December 31, 2015 (50% weight) and return on invested capital for the three-year period ending December 31, 2015 (50% weight). All of the RSUs vest on the third anniversary of the date of grant and are payable in shares of the Company’s common stock.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings. Amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation column of the Summary Compensation Table represent only the aggregate increase in the present value of accumulated benefits under our Pension Plans and Supplemental Plans. None of the named Executive Officers realized above-market or preferential earnings on deferred compensation.

The following table sets forth the aggregate outstanding RSUs held by the Named Executive Officers at the end of fiscal 2013. None of the Named Executive Officers held any stock options at the end of fiscal 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

Name and Principal Position	Stock Awards
	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David W. Scheible	2,129,826	20,446,330	(2)
Chairman, President and Chief Executive Officer

Daniel J. Blount	658,058	6,317,357	(3)
Senior Vice President and Chief Financial Officer

Michael P. Doss	609,571	5,851,882	(4)
Executive Vice President, Commercial Operations

R. Allen Ennis, Jr.	171,693	1,648,253	(5)
Senior Vice President, Flexible Division

Stephen R. Scherger	285,779	2,743,478	(6)
Senior Vice President, Consumer Packaging Division

(1)	Amounts in this column are calculated based on the closing price of the Company’s common stock on December 31, 2013 of $9.60.
(2)	Mr. Scheible’s RSUs vest as follows: 762,545 RSUs on February 18, 2014; 787,958 RSUs on February 17, 2015; and 579,323 on February 27, 2016.
(3)	Mr. Blount’s RSUs vest as follows: 266,891 RSUs on February 17, 2014; 227,273 RSUs on February 16, 2015; and 163,894 RSUs on February 26, 2016.
(4)	Mr. Doss’ RSUs vest as follows: 215,823 RSUs on February 17, 2014; 230,677 RSUs on February 16, 2015; and 163,071 RSUs on February 26, 2016.
(5)	Mr. Ennis’ RSUs vest as follows: 26,042 RSUs on February 16, 2015; 63,177 RSUs on July 16, 2015; and 82,474 RSUs on February 26, 2016.
(6)	Mr. Scherger’s RSUs vest as follows: 156,361 RSUs on April 1, 2015; and 129,418 RSUs on February 26, 2016.

2013 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name and Principal Position	No. of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	No. of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
David W. Scheible	163,710	66,646	1,015,401	7,666,278
Chairman, President and Chief Executive Officer

Daniel J. Blount	74,879	65,414	343,982	2,597,064
Senior Vice President and Chief Financial Officer

Michael P. Doss	—	—	288,324	2,176,846
Executive Vice President, Commercial Operations

R. Allen Ennis, Jr.	—	—	—	—
Senior Vice President, Flexible Division

Stephen R. Scherger	—	—	—	—
Senior Vice President, Consumer Packaging Division

(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.
(2)	Value realized represents the fair market value of the shares on the vesting date.

Pension Benefits at 2013 Fiscal Year-End

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
David W. Scheible(2)(3) Chairman, President and Chief Executive Officer	Riverwood International Employees Retirement Plan	14	636,443	—
	Riverwood International Supplemental Retirement Plan	14	4,506,382	—
	Graphic Packaging Retirement Plan	5	130,342	—
	Graphic Packaging Supplemental Retirement Plan	5	168,663	—

Daniel J. Blount(2) Senior Vice President and Chief Financial Officer	Riverwood International Employees Retirement Plan	15	1,132,272	—
	Riverwood International Supplemental Retirement Plan	15	1,399,745	—

Michael P. Doss(3) Executive Vice President, Commercial Operations	Riverwood International Employees Retirement Plan	11	210,265	—
	Riverwood International Supplemental Retirement Plan	11	510,768	—
	Graphic Packaging Retirement Plan	5	87,630	—
	Graphic Packaging Supplemental Retirement Plan	5	7,245	—

R. Allen Ennis, Jr. Senior Vice President, Flexible Division		—	—	—

Stephen R. Scherger Senior Vice President, Consumer Packaging Division		—	—	—

(1)

The valuation method and assumptions used in calculating the present value of the accumulated benefits are set forth in Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(2)

Mr. Scheible and Mr. Blount are eligible for early retirement under both the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan. Both plans require participants to be at least age 55 and have 10 years of service in order to be eligible for early retirement.

(3)

Mr. Scheible and Mr. Doss were transferred to the Riverwood International Employees Retirement Plan and Riverwood International Supplemental Retirement Plan as of January 1, 2005. Benefit service was frozen on December 31, 2004 for both the Graphic Packaging Retirement Plan and the Graphic Packaging Supplemental Retirement Plan. Mr. Doss’ benefit service for the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan was frozen as of June 30, 2011.

Additional Information regarding the Pension Benefits at 2013 Fiscal Year-End Table

The Riverwood International Employees Retirement Plan and Riverwood International Supplemental Retirement Plan. All U.S. salaried employees hired prior to January 1, 2008, who satisfied the service eligibility criteria and who were not participants in the Graphic Packaging Retirement Plan (the “GPIC Retirement Plan”) are participants in the Riverwood International Employees Retirement Plan (the “Employees Retirement Plan”). Pension benefits under this plan are limited in accordance with the provisions of the Code governing tax-qualified pension plans. The Company also maintains the Riverwood International Supplemental Retirement Plan for participants in the Employees Retirement Plan that provides for payment to participants of retirement benefits equal to the excess of the benefits that would have been earned by each participant had the limitations of the Code not applied to the Employees Retirement Plan and the amount actually earned by such participant under such plan. Service benefits were frozen under the plan for all participants other than those who were 50 years old and had 5 years of service (the “Grandfathered Participants”) as of June 30, 2011. Messrs. Scheible and Blount are each Grandfathered Participants in these pension plans. Benefits under the Riverwood International Supplemental Retirement Plan are not pre-funded; such benefits are paid by the Company.

Annual remuneration, defined as “Salary” in the Employees Retirement Plan, includes annual salary paid, amounts paid as bonuses under the annual incentive compensation plan and certain other bonus awards, but excludes payments in lieu of perquisites and payments under any equity incentive plan or long-term incentive plan.

As of December 31, 2013, Messrs. Scheible, Blount and Doss had the completed years of credited service set forth above in the Pension Benefit Table. Estimated benefits are not subject to a reduction to reflect the payment of Social Security benefits or other offset amounts. The years of service calculated for Mr. Scheible and Mr. Doss include years of service credited under the GPIC Retirement Plan described below. Mr. Scheible and Mr. Doss participated in the GPIC Retirement Plan until January 1, 2005 when they were transferred into the Employees Retirement Plan.

GPIC Retirement Plan. The Company’s U.S. salaried employees who (i) were previously employed by Graphic Packaging International Corporation (“GPIC”), (ii) satisfied the service eligibility criteria and (iii) did not participate in the Employees Retirement Plan participated in the GPIC Retirement Plan. Pension benefits under the GPIC Retirement Plan are limited in accordance with the provisions of the Code governing tax qualified pension plans. GPIC also maintained the Graphic Packaging Supplemental Retirement Plan that provided the benefits that were not payable from the qualified retirement plan because of limitations under the Code. None of the Company’s Named Executive Officers participated in the GPIC Retirement Plan during 2013.

Deferred Compensation. In 2011, the Company implemented the NQDCP, a nonqualified deferred compensation plan to which Executives and other eligible senior employees may defer a portion of their annual base salary and/or payment under the MIP, and to which the Company may also make additional contributions. Contributions to the NQDCP were first made during 2012. The NQDCP permits participants to defer and contribute from 1% to 50% of their base salary and up to 100% of their payment under the MIP to the plan. The NQDCP offers deemed investment options that generally mirror those available under the Company’s 401(k) Plan. The Company may, in its discretion, make contributions to the NQDCP, such as 401(k) restoration matching contributions and other supplemental contributions for Executives and eligible senior employees who do not participate in or receive future service accruals to one of the Company’s Pension Plans or Supplemental Plans. NQDCP distributions will be made or commence on the earlier of the six month anniversary of a participant’s separation from service with the Company, a change in control of the Company or, if elected by the participant, on a specified date. Payment will be made in a lump sum or in annual installments (up to 10) as elected by the participant.

Nonqualified Deferred Compensation

Name and Principal Position	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
David W. Scheible	—	—	—	—	—
Chairman, President and Chief Executive Officer

Daniel J. Blount	—	—	—	—	—
Senior Vice President and Chief Financial Officer

Michael P. Doss	48,925	104,463	34,324	—	191,323
Executive Vice President, Commercial Operations

R. Allen Ennis, Jr.	19,990	43,700	6,452	—	47,506
Senior Vice President, Flexible Division

Stephen R. Scherger	28,928	60,953	208,708	—	1,302,180
Senior Vice President, Consumer Packaging Division

(1)	These amounts were included in the “Salary” or “MIP” columns for 2013 in the Summary Compensation Table.
(2)

These amounts were also reported in the “All Other Compensation” column for 2013 in the Summary Compensation Table. Amounts shown in the “Registrant Contributions in Last FY” column of this table are earned as of fiscal year end but were not contributed until February 2014, so they are not reflected in the “Aggregate Balance at Last FYE” column.

The following table provides information as of December 31, 2013, with respect to the Company’s compensation plan under which equity securities are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (#)
Equity compensation plans approved by stockholders(1)	9,988,957	(2)	N/A	16,547,938
Equity compensation plans not approved by stockholders	N/A		N/A	N/A
Total	9,988,957	(2)	N/A	16,547,938

(1)	The only plan with outstanding awards thereunder is the 2004 Plan.
(2)	Includes an aggregate of zero stock options, 9,839,754 RSUs and 149,203 shares of phantom stock.

Employment Agreements and Termination of Employment Arrangements

Employment Agreements

Each of the Named Executive Officers has entered into an employment agreement with the Company and its wholly-owned subsidiary, Graphic Packaging International, Inc. These agreements have generally uniform provisions, including non-competition and non-solicitation covenants, claims releases and severance provisions, as well as provisions intended to insure compliance with Code Section 409A and an additional severance benefit in the event of a change in control of the Company.

Pursuant to the employment agreements, each of the Named Executive Officers serves in the capacity shown beside his name in the table set forth below. Each of the agreements has an initial term of one year beginning on the date of execution of the agreement and then automatically extends upon the same terms and conditions for an additional period of one year until terminated by the Company or the Named Executive Officer.

Each of the agreements provides for the minimum base salary and for each Named Executive Officer’s participation in the Company’s incentive compensation programs for senior executives at a level commensurate with his position and duties with the Company and based on such performance targets as may be established from time to time by the Company’s Board of Directors or a committee thereof. Each Named Executive Officer has a current annual target bonus opportunity equal to the percentage of base salary set forth in the table below.

Each of the agreements specifies that during the Named Executive Officer’s employment, the Company shall provide certain employee benefits, including life, medical, dental, accidental death and dismemberment, business travel accident, prescription drug and disability insurance in accordance with the programs of the Company then available to its senior executives. The executives shall also be entitled to participate in all of the Company’s profit sharing, pension, retirement, deferred compensation and savings plans applicable to senior executives, as such plans may be amended and in effect from time to time.

In the event that the Named Executive Officer’s employment is terminated due to a disability that prevents the performance by the Named Executive Officer of his duties for a period of six months or longer, the Company shall pay the Named Executive Officer’s full base salary through the date of termination. In the case of termination due to death, the Company will pay the Named Executive Officer’s full base salary for the payroll period in which death occurs, plus an additional one month’s salary. In addition to base salary payments, a Named Executive Officer terminated due to disability or death will receive a pro-rated bonus for the portion of the calendar year in which the Named Executive Officer’s termination of employment occurs, assuming target performance by the Company under applicable performance metrics.

In the event that the Company terminates a Named Executive Officer’s employment without cause, or a Named Executive Officer terminates his employment for good reason, the agreements provide for severance of:

•	base salary and welfare benefits for a period ending on the first anniversary of the date of termination (on the second anniversary with respect to Mr. Scheible);

•

a pro-rata incentive bonus for the year in which termination occurs, assuming that all performance metrics had been achieved as of the date of termination (multiplied by two with respect to Mr. Scheible); and

•	outplacement and career counseling services with a value not in excess of $25,000.

If the Company terminates a Named Executive Officer’s employment without cause, or a Named Executive Officer terminates his employment for good reason within one year of a change in control, the Named Executive Officer will also receive:

•	an additional 1/2 year’s base salary (one year with respect to Mr. Scheible); and

•

instead of the pro-rata incentive bonus payable upon termination without cause or for good reason set forth above, an incentive bonus for the year in which termination occurs equal to such Named Executive Officer’s incentive bonus opportunity at target level and assuming that all performance metrics had been achieved multiplied by 1.5 (multiplied by two with respect to Mr. Scheible).

In addition to the termination benefits described above, pursuant to the Amended and Restated Employment Agreement dated November 21, 2013 between the Company and Mr. Scheible, if Mr. Scheible voluntarily terminates his employment after March 1, 2016 (an “Executive Termination”), Mr. Scheible will receive the same benefits as if his employment had been terminated by the Company without cause (but calculated as if he had served a full final year for purposes of calculating the bonus element of the severance payment). In addition, the Agreement provides for a potential retention bonus of between zero and $4,000,000 following an Executive Termination. The amount of such bonus is within the discretion of the Board of Directors, after taking into consideration Mr. Scheible’s leadership in driving stockholder value over the period and other measures of financial and organizational health, outlook and success.

Each of the agreements provides that the Named Executive Officer may not work for specific competitors of the Company for a period of one year after his employment terminates. Each of the Named Executive Officers is also prohibited from (i) employing or soliciting employees of the Company for employment, (ii) interfering with the Company’s relationship with its employees or (iii) soliciting or attempting to establish any competitive business relationship with a customer, client or distributor of the Company for a period of one year after termination of employment.

Specific current terms for each of the Named Executive Officers are set forth below:

Name and Principal Position	Annual Base Salary ($)	Annual Target Bonus (%)
David W. Scheible	1,012,950	110%
Chairman, President and Chief Executive Officer

Daniel J. Blount	533,150	70%
Senior Vice President and Chief Financial Officer

Michael P. Doss	600,000	80%
Chief Operating Officer(1)

R. Allen Ennis, Jr.	357,000	70%
Senior Vice President, Flexible Division

Stephen R. Scherger	489,250	70%
Senior Vice President, Consumer Packaging Division

(1)	Mr. Doss served as Executive Vice President, Commercial Operations throughout 2013 and was promoted to Chief Operating Officer on January 1, 2014.

Potential Payments Upon Termination

The table below reflects the amount of compensation that would become payable to each of the Named Executive Officers under existing plans and arrangements if the Named Executive Officer’s employment was terminated (i) because of death or disability, (ii) by the Company without cause or by the Named Executive Officer for good reason (as described in such Named Executive Officer’s employment agreement), or (iii) by the Company without cause or by the Named Executive Officer for good reason within one year following a change in control of the Company, in each such case as of December 31, 2013, given the Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment and benefits available to all salaried employees, such as distributions of employee contributions and Company matching contributions under the Company’s 401(k) Plans and any accrued vacation pay. These benefits are also in addition to the benefits described above in the Pension Benefits at Fiscal Year-End 2013 Table.

In the event that a Named Executive Officer is terminated for cause, no cash severance is payable and the Named Executive Officer forfeits all unvested equity awards. In addition, no continued welfare benefits or outplacement services are provided to the Named Executive Officer.

The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can be determined only at the time of an executive’s actual separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the maximum payouts under any incentive plans and the executive’s age.

	Death & Disability(1)			Termination Without Cause or for Good Reason(2)(3)				Termination following a Change in Control(3)
Name and Principal Position	Cash ($)	Equity ($)	Total ($)	Cash ($)	Equity ($)	Total ($)		Cash ($)	Equity ($)	Total ($)
David W. Scheible	1,012,950	7,401,754	8,414,704	4,051,800	7,401,754	11,453,554	(4)	7,090,650	20,446,330	27,536,980	(4)
Chairman, President and Chief Executive Officer

Daniel J. Blount	373,205	2,435,376	2,808,581	906,355	2,435,376	3,341,731		1,732,738	6,317,357	8,050,095
Senior Vice President and Chief Financial Officer

Michael P. Doss	708,998	2,119,434	2,828,432	1,249,748	2,119,434	3,369,182		2,128,466	5,851,882	7,980,348
Executive Vice President, Commercial Operations

R. Allen Ennis, Jr.	342,321	285,501	627,822	677,163	285,501	962,664		1,248,081	1,648,253	2,896,334
Senior Vice President, Flexible Division

Stephen R. Scherger	695,871	500,355	1,196,226	1,148,678	500,355	1,649,033		1,937,339	2,743,478	4,680,817
Senior Vice President, Consumer Packaging Division

(1)

In addition to the amounts shown, in the event that the Named Executive Officer’s employment is terminated upon his death, such Named Executive Officer receives his base salary for the remainder of the pay period in which his death occurs and for one month thereafter at the salary level in effect at the time of termination.

(2)

In the event that the Named Executive Officer’s employment is terminated because of his retirement or early retirement, such Named Executive Officer receives the same equity payout as if he had terminated his employment for good reason.

(3)

In addition to the amounts shown, each Named Executive Officer receives life, medical, dental and prescription drug benefits for one year following the date of termination, as well as outplacement and career counseling services with a cost up to $25,000. The maximum annual amount of such continued benefits for each of the Named Executive Officers is:

David W. Scheible	$17,324
Daniel J. Blount	$15,825
Michael P. Doss	$15,847
R. Allen Ennis, Jr.	$15,271
Stephen R. Scherger.	$15,654

(4)

In the event of an Executive Termination, Mr. Scheible will receive the same benefits as if his employment had been terminated by the Company without cause (but calculated as if he had served a full final year for purposes of calculating the bonus element of the severance payment). In addition, Mr. Scheible is also eligible to receive a potential retention bonus between zero and $4,000,000. Thus, the total payment to Mr. Scheible in the event of an Executive Termination could be increased by up to $4,000,000 from the amount shown.

PROPOSAL 3 — ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) and related SEC rules, the Company is including in this proxy statement an advisory, non-binding vote on the compensation of our Named Executive Officers described in this proxy statement (commonly referred to as a “Say-on-Pay” vote). As described in detail in the CD&A, the Company’s executive compensation programs are designed to balance the need to incentivize our executives to achieve the Company’s objectives with responsible pay practices, thereby aligning the interests of our executives with those of our stockholders.

The Company has several important compensation practices that ensure that compensation is tightly linked with performance, including:

•	two separate incentive compensation components of its overall compensation program (an annual bonus and the long-term equity incentive program) that measure performance over different timeframes;

•	a 100% stock-based long-term incentive program;

•

over 60% of our Chairman, President and Chief Executive Officer’s total compensation is at-risk, incentive-based pay and approximately 74% of such incentive-based pay is based on long-term performance goals;

•	almost 50% of our other Named Executive Officers’ total compensation is based on at-risk, incentive-based pay; and

•	the Company does not provide perquisites other than Company-requested relocation benefits and tax gross-ups with respect thereto and executive physicals.

The Company encourages stockholders to review the CD&A on pages 21 to 30 of this Proxy Statement, as well as the additional executive compensation information found on pages 31 to 41 of this Proxy Statement. Although this vote is advisory and will not be binding upon the Board of Directors or the Compensation and Benefits Committee, this proposal gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. The proposal is not intended to address any specific item of the Company’s compensation program, but rather to address the Company’s overall approach to the compensation of the Named Executive Officers. While neither the Board nor the Compensation and Benefits Committee will be required to take any action as a result of the outcome of the vote on this proposal, the Compensation and Benefits Committee will carefully consider the outcome of this vote when considering the Company’s executive compensation policies and practices in the future. The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Compensation Matters,” including the CD&A and the tabular and narrative disclosure contained in this Proxy Statement is hereby approved.

The Board of Directors recommends a vote “FOR” approval of the Company’s executive compensation.

PROPOSAL 4 — APPROVAL OF THE GRAPHIC PACKAGING HOLDING COMPANY

2014 OMNIBUS STOCK AND INCENTIVE COMPENSATION PLAN

General

On February 26, 2014, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan (the “2014 Plan”). The 2014 Plan will become effective as of the date it is approved by the stockholders.

This proposal is being presented to stockholders for approval because the Company’s Amended and Restated 2004 Stock and Incentive Compensation Plan (the “Prior Plan”) will expire pursuant to its terms on May 18, 2014, after which time no further awards will be permitted thereunder. Equity compensation is an important element in the Company’s compensation program, so the Board of Directors strongly supports the approval of the 2014 Plan so the Company can continue to grant equity-based incentive compensation to its employees, Directors and certain third-party service providers.

Replacement Plan

The 2014 Plan is intended to serve as the replacement to the Prior Plan, which will lapse prior to the approval of the 2014 Plan. As of March 15, 2014, there were 8,281,355 shares of our common stock subject to outstanding awards under the Prior Plan, and approximately 16,059,566 shares of our common stock available for future awards under the Prior Plan. We are requesting that 16,000,000 shares of our common stock be authorized for issuance under the 2014 Plan to replace the shares previously authorized for issuance and remaining ungranted under the Prior Plan, plus up to 8,281,355 shares currently subject to awards under the Prior Plan that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the award in vested and nonforfeitable shares).

Promotion of Sound Corporate Governance Practices

We have designed the 2014 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the Company. These features include, but are not limited to, the following:

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No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

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Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, including by way of a cash repurchase of “underwater” awards, without the prior approval of stockholders.

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Minimum Vesting Requirements. Subject to certain limited exceptions, full-value awards granted under the 2014 Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service.

•	No Dividends on Unearned Awards. The 2014 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance-based awards.

•	No Tax Gross-Ups. The 2014 Plan does not provide for any tax gross-ups.

Summary of the 2014 Plan

The following summary of the 2014 Plan is qualified in its entirety by the specific language of the 2014 Plan, a copy of which is attached as Appendix “A” to this Proxy Statement.

Purpose. The primary purposes of the 2014 Plan are to strengthen our ability to motivate, and retain our key employees, Directors and third party service providers upon whose judgment, initiative, and efforts the Company’s financial success and growth largely depend, and to provide an adequate incentive for higher performing employees. This enables the Company to compete effectively for management and Board talent, thereby furthering the interests of the Company and its stockholders.

Authorized Shares. The 2014 Plan authorizes the issuance of up to (i) 16,000,000 shares of our common stock, plus (ii) the number of shares (not to exceed 8,281,355) subject to awards granted or issued under the Prior Plan that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the award in vested and nonforfeitable shares). The maximum number of shares of common stock that we may issue pursuant to incentive stock options is 16,000,000.

On April 1, 2014, the closing price of our common stock on the NYSE was $10.23 per share.

Share Usage. Shares covered by an award shall only be counted as used to the extent they are actually issued. Any shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged for awards not involving shares, shall be available again for grant under the 2014 Plan. If the exercise price of any stock option granted under the 2014 Plan or the tax withholding requirements with respect to any award granted under the 2014 Plan are satisfied through a net-settlement or by tendering shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the net number of shares actually issued will be deemed used for purposes of determining the maximum number of shares available under the Plan.

Administration. The 2014 Plan will be administered by the Compensation and Benefits Committee (the “Committee”), although the Committee may delegate to one or more of its members or to one or more of our officers certain limited authority. Subject to the provisions of the 2014 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend, cancel, renew, or grant a new award in substitution for, any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Committee will interpret the 2014 Plan and awards granted thereunder, and all determinations will be final and binding on all persons having an interest in the 2014 Plan or any award thereunder.

Eligibility. Awards may be granted to employees, Directors and certain third party service providers and those of any present or future affiliate, parent or subsidiary corporations. Incentive options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary Company. As of April 1, 2014, there were approximately 1300 employees and nine non-employee Directors eligible to participate in the 2014 Plan.

Effective Date. If approved by our stockholders, the 2014 Plan will be effective on May 21, 2014.

Permissible Awards and Annual Limits

Stock Options. Each option granted under the 2014 Plan is evidenced by an agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2014 Plan. The exercise price of an option may not be less than the fair market value of a share of common stock on the date of grant. Subject to appropriate adjustment in the event of any change in our capital structure, no optionee who is a “covered employee,” as defined by Section 162(m) of the Code, may be granted in any fiscal year options that in the aggregate are for more than 5,000,000 shares. The maximum term of any option granted under the 2014 Plan is ten years.

SARs. Each SAR granted under the 2014 Plan must be evidenced by an agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award. A SAR gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in cash, shares of our common stock or a combination thereof. The maximum term of any SAR granted under the 2014 Plan is ten years. Subject to appropriate adjustment in the event of any change in our capital structure, no participant who is a “covered employee,” as defined by Section 162(m) of the Code, may be granted in any fiscal year SARs which in the aggregate are for more than 5,000,000 shares.

Restricted Stock Awards. The Committee may grant restricted stock awards under the 2014 Plan. The Committee may impose conditions or restrictions on any shares of restricted stock awarded, including time-based and/or performance-based vesting conditions.

Unless otherwise determined by the Committee, participants holding restricted stock may be granted the right to vote the shares. Subject to appropriate adjustment in the event of any change in our capital structure, no participant who is a “covered employee,” as defined by Section 162(m) of the Code, may be granted in any fiscal year more than 5,000,000 shares of restricted stock.

Restricted Stock Units. The Committee may grant restricted stock units under the 2014 Plan. The Committee may impose conditions or restrictions on any restricted stock units awarded, including time-based and/or performance-based vesting conditions.

Participants will have no voting rights with respect to awards of restricted stock units until shares of common stock are issued in settlement of such awards. Subject to appropriate adjustment in the event of any change in the Company’s capital structure, no participant who is a “covered employee,” as defined by Section 162(m) of the Code, may be granted in any fiscal year more than 5,000,000 restricted stock units.

Performance Units or Performance Shares. Each performance unit will have an initial value that is established at the time of grant. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant. The Committee will set performance goals in its discretion that will determine the value and/or number of performance units or shares that will be paid out to the participant, depending on the extent to which the performance goals are satisfied within a predetermined performance period. Subject to the terms of the 2014 Plan, after the applicable performance period has ended, the holder of performance units or performance shares will be entitled to receive payout on the value and number of performance units or shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

Payment of earned performance unit or share awards will be as determined by the Committee and reflected in the agreement evidencing the award. The Committee may pay earned performance unit or share awards in the form of cash or in shares of our common stock (or in a combination thereof) equal to the value of the earned performance unit or share award at the close of the applicable performance period, or as soon as practicable after the end of the performance period. Any shares of common stock may be granted subject to any restrictions the Committee deems appropriate. The Committee’s determination with respect to the form of payout of such awards will be set forth in the agreement evidencing the award.

Subject to appropriate adjustment in the event of any change in our capital structure, for each fiscal year contained in the applicable performance period, no participant who is a “covered employee,” as defined by Section 162(m) of the Code, may be granted performance shares or units that could result in the participant receiving more than 5,000,000 shares, or equal to the value of 5,000,000 shares, determined as of the date of vesting or payout.

Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards and other stock-based awards under the 2014 Plan on such terms and conditions as the Committee may determine. Each cash-based award will specify a payment amount or payment range as determined by the Committee. Each other stock-based award will be expressed in terms of shares or units based on shares. The Committee may establish performance goals at its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of cash-based awards or other stock-based awards that will be paid out to the participant will depend on the extent to which the performance goals are met.

No participant who is a “covered employee,” as defined by Section 162(m) of the Code, may be granted in any fiscal year more than the greater of $5,000,000 of cash-based awards or the value of 5,000,000 shares of our common stock, determined as of the date of vesting or payout. Subject to appropriate adjustment in the event of any change in our capital structure, no participant who is a “covered employee,” as defined by Section 162(m) of the Code, may be granted in any fiscal year more than 5,000,000 shares of our common stock pursuant to other stock-based awards.

Covered Employee Annual Incentive Awards. The Committee may designate “covered employees,” as that term is defined in Section 162(m) of the Code, who are eligible to receive a payment in any year based on a percentage of an incentive pool equal to the greater of:

•	Five percent (5.0%) of the Company’s Adjusted EBITDA for the plan year;

•	Four percent (4.0%) of the Company’s cash flow (or cash flow before debt payments) for the plan year; or

•	Ten percent (10.0%) of the Company’s net income for the Plan year.

The Committee will allocate an incentive pool percentage to each designated covered employee for each year. In no event may the incentive pool percentage for any one covered employee exceed 40% of the total pool.

As soon as possible after the determination of the incentive pool, the Committee will calculate each covered employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of the year. Each covered employee’s incentive award then will be determined by the Committee based on the covered employee’s allocated portion of the incentive pool subject to adjustment in the discretion of the Committee. In no event may the portion of the incentive pool allocated to a covered employee be increased in any way, including as a result of the reduction of any other covered employee’s allocated portion. The Committee will retain the discretion to adjust such awards downward.

Performance-Based Compensation — Section 162(m) Requirements

The 2014 Plan is structured to comply with the requirements imposed by Section 162(m) of the Code and related regulations to preserve, to the extent practicable, the Company’s tax deduction for awards made under the 2014 Plan to covered employees. Section 162(m) of the Code generally denies an employer a deduction for compensation paid to covered employees of a publicly held corporation in excess of $1,000,000, unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation.

Before the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company, any of its subsidiaries or any division or business unit as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures:

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	net sales growth;

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	customer satisfaction;

•	working capital targets;

•	cost elimination;

•	employee engagement and cultural effectiveness; and

•	ratios combining any of the performance measures.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The Committee may provide in any agreement evidencing an award to a covered employee that any evaluation of performance may include or exclude certain events occurring during a performance period, including asset write-downs, changes in accounting standards, restructuring charges and similar unusual or extraordinary items.

In order to qualify as performance-based compensation, the compensation paid under the 2014 Plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. In addition to other requirements for the performance-based exception, stockholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goal(s) under which compensation is to be paid. Material terms include the individuals eligible to receive compensation, a description of the business criteria on which the performance goal is based, and either the maximum amount of the compensation to be paid or the formula used to calculate the amount of compensation if the performance goal is met.

As an alternative to setting performance measures, the Committee may establish a pool for awards to covered employees and assign percentages of such pool to each covered employee (up to 100%). The 2014 Plan permits the pool to be the greater of five percent (5.0%) of Adjusted EBITDA, four percent (4.0%) of cash flow or cash flow before debt reduction and ten percent (10.0%) of net income.

Termination of Employment

Unless otherwise provided in an agreement evidencing an award under the 2014 Plan, options and SARs will be treated as follows:

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if a participant’s employment terminates during the term of the option or SAR by reason of death, the option or SAR will immediately vest, and then will terminate and have no force or effect upon the earlier of 12 months after the date of death or the expiration of the term of the option or SAR;

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if a participant’s employment terminates during the term of the option or SAR by reason of Disability, as that term is defined in the 2014 Plan, the option or SAR will immediately vest, and then will terminate and have no force or effect upon the earlier of 36 months after the participant’s termination of employment or the expiration of the term of the option or SAR;

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if a participant’s employment terminates during the term of the option or SAR by reason of Retirement, as that term is defined in the 2014 Plan, the option or SAR will immediately vest, and then will terminate and have no force or effect upon the earlier of 60 months after the participant’s termination of employment or the expiration of the term of the SAR or option;

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if a participant’s employment terminates during the term of the option or SAR due to dismissal for Cause, as that term is defined in the 2014 Plan, the option terminates and has no force or effect upon the date of the participant’s termination;

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if the participant’s employment terminates during the term of the option or SAR for any other reason, the SAR or option terminates and has no force or effect upon the earlier of 90 days after the participant’s termination of employment or the expiration of the term of the option or SAR; and

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if the participant continues employment with the Company through the term of the option or SAR, the option or SAR terminates and has no force or effect upon the expiration of the term of the option or SAR.

Unless otherwise provided in an agreement evidencing a restricted stock award under the 2014 Plan: (i) upon termination of employment due to death or Disability, all restrictions on restricted stock will terminate and (ii) upon termination of employment for any other reason, all of the unvested shares of restricted stock a participant holds at the time of such termination shall be forfeited.

Unless otherwise provided in an agreement evidencing a RSU award under the 2014 Plan: (i) upon termination of employment due to death or Disability, such RSU award will become payable on a pro rata basis (based on the length of time within the performance or vesting period that has elapsed before termination of employment) assuming the performance goals, if any, have been achieved at target levels; and (ii) upon termination of employment for any other reason, all unvested RSUs will be forfeited.

Unless otherwise provided in an agreement evidencing a performance unit or performance share award under the 2014 Plan: (i) upon termination of employment due to death or Disability, any performance unit or performance share award will vest and become payable on a pro rata basis (based on the length of time within the performance or vesting period that has elapsed before termination of employment) assuming the performance goals have been achieved at target levels and (ii) upon termination for any other reason, any unvested performance unit or performance share awards a participant holds at the time of such termination will be forfeited.

The Committee will determine the extent to which the participant will have the right to receive cash-based awards following termination of the participant’s employment with or provision of services to the Company, its affiliates, or subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, be included in an agreement evidencing the award under the 2014 Plan and may reflect distinctions based on the reasons for termination; provided, however, such provisions need not be uniform among all awards of cash-based awards issued under the 2014 Plan.

Transferability

No award granted under the 2014 Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided that the Board or the Committee may act to permit further transferability (other than any transfer for value) in its discretion and may impose conditions and limitations on any such permitted transfer. Any option or SAR granted under the 2014

Plan shall be exercisable only by the Participant (or the Participant’s guardian or legal representative) or any person to whom such stock option or SAR is transferred pursuant to the 2014 Plan.

Dividend Equivalents

Any participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares that are subject to awards (other than stock options and SARs), to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Committee. Dividend equivalents will be converted to cash or additional shares of common stock by such formula and at such time and subject to such limitations as the Committee may determine.

Change of Control

“Change of Control” is defined in the 2014 Plan as:

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The acquisition by any Person of Beneficial Ownership of thirty percent (30%) or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”);

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Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

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Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and combined voting power of the outstanding voting securities entitled to vote generally in the election of Directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities; and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, thirty percent (30%) or more of the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the Successor Entity or the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the Successor Entity were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

•	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise provided in an agreement evidencing an award:

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Any and all options and SARs will become immediately vested and exercisable; additionally, except as otherwise described below, if a participant’s employment is terminated for any reason except Cause, as defined in the 2014 Plan, within six months before a Change of Control or within 12 months after a Change of Control, the participant will have until the earlier of: (i) 12 months following such termination date, or (ii) the expiration of the option or SAR term, to exercise any such option or SAR;

•	Any period of restriction and restrictions imposed on restricted stock or restricted stock units will lapse;

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The incentive pool used to determine covered employee annual incentive awards will be based on the EBITDA, Cash Flow or Net Income, as those terms are defined in the 2014 Plan, of the Plan year immediately preceding the year of the Change of Control, or another method of payment determined by the Committee at the time of the award or thereafter but before the Change of Control;

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The target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance-based restricted stock units and performance awards will be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control. The vesting of all Awards denominated in shares of our common stock will be accelerated as of the effective date of the Change of Control, and will be paid out to participants within 30 days following the effective date of the Change of Control. The Committee has the authority to pay all or any portion of the value of the shares in cash; and Awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the Change of Control;

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Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Company and the participant, the Committee will pay out all cash-based awards and any restrictions on other stock-based awards will lapse; and

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If a participant’s employment is terminated for any reason except Cause, as defined in the 2014 Plan on or after the date, if any, on which our stockholders approve a merger, reorganization, consolidation or asset sale that constitutes a Change of Control, but before the consummation of the transaction, the participant will be treated for the purposes of the 2014 Plan as continuing in employment until the Change in Control occurs and to have been terminated immediately after the consummation of the transaction.

Adjustment in Authorized Shares

In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of our stock or property, combination or exchange of common stock, dividend in kind, or other similar change in capital structure or distribution (other than normal cash dividends) to our stockholders, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of participants’ rights under the 2014 Plan, will substitute or adjust, as applicable, the number and kind of shares that may be issued under the 2014 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits discussed below, and other value determinations applicable to outstanding awards. To the extent such adjustments affect awards to “covered employees,” as that term is defined in Section 162(m) of the Code, or incentive stock options, the adjustments will be prescribed in a form that meets the requirements of Sections 162(m) and 422 of the Code, respectively.

Termination and Amendment

The 2014 Plan will automatically terminate 10 years after its effective date, unless earlier terminated by the Committee in its discretion. The Committee may, at any time and from time-to-time, alter, amend, modify, suspend, or terminate the 2014 Plan and any agreement evidencing an award under the 2014 Plan in whole or in part; provided however, that:

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prior stockholder approval is required for any amendment that would reprice, replace or regrant (through cancellation and new grant or otherwise) options granted under the 2014 Plan or that would otherwise require stockholder approval by applicable law, regulation, or stock exchange rule; and

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no termination, amendment, suspension, or modification of the 2014 Plan or an agreement evidencing an award under the 2014 Plan may adversely affect in any material way any award previously granted under the 2014 Plan, without the written consent of the participant.

The Committee has the authority to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the Company’s financial statements or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2014 Plan.

Summary of U.S. Federal Income Tax Consequences

The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the 2014 Plan as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to us. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Stock Options. Incentive stock options granted under the 2014 Plan are intended to qualify as incentive options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an incentive option will generally not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been an employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as a capital gain or loss.

If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the option price; or (b) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. We generally are entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant.

Pursuant to the Code, in no event can there first become exercisable by a participant in any one calendar year incentive options that we grant with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the 2014 Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Nonqualified Stock Options. If a participant receives a nonqualified stock option, the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

SARs. For federal income tax purposes, the grant of an SAR will not result in taxable income to a participant or a tax deduction to us. At the time of exercise of an SAR, a participant will forfeit the right to benefit from any future appreciation of the stock subject to the SAR. Accordingly, taxable income to the participant is deferred until the SAR is exercised. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income and we will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

Restricted Stock Awards. Similar to SARs, awards of restricted stock will not result in taxable income to the participant or a tax deduction to us for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture as defined under Section 83 of the Code. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid therefor. We will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Units. The grant of a restricted stock unit award does not result in taxable income to the participant or a tax deduction for the Company for federal income tax purposes. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount the participant paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards and Cash-Based Awards. The grant of a performance award or cash-based award does not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes. The participant will recognize income upon settlement of a performance award or cash-based award equal to the cash that is received or the fair market value of any common stock (determined as of the date that the shares are not subject to a substantial risk of forfeiture) that is received and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

New Plan Benefits. No awards will be granted under the 2014 Plan before its approval by our stockholders. Awards under the 2014 Plan will be granted at the discretion of the Committee or the Board, and, accordingly, are not yet determinable. In addition, benefits under the 2014 Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates and the Company’s actual performance against performance goals established with respect to performance awards. Consequently, it is not currently possible to determine the benefits that might be received by participants under the 2014 Plan.

Board Recommendation

The Board believes that the proposed adoption of the 2014 Plan is in the best interests of the Company and its stockholders for the reasons stated above. The Board recommends a vote “FOR” approval of the adoption of the 2014 Plan.

ADDITIONAL INFORMATION

Proxy Solicitation and Householding

The Company will bear the entire cost of proxy solicitation, including the preparation, internet posting, assembly, printing, mailing and distribution of proxy materials. In addition to the use of the mail, proxies may be solicited personally by telephone by certain employees. The Company will reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to beneficial holders and obtaining their proxies.

Some banks, brokers or other nominee record holders of the Company’s common stock may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement and Annual Report may be sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to the Company at the following address: Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, Attention: Corporate Secretary or by calling (770) 240-7200. Any stockholder who wants to receive separate copies of the Annual Report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of the Company’s common stock by (i) each stockholder that is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each Director, (iii) each Named Executive Officer and (iv) the Directors and executive officers as a group. Unless otherwise noted, such information is provided as of March 15, 2014, and the beneficial owners listed have sole voting and investment power with respect to the number of shares shown. An asterisk in the percent of class column indicates beneficial ownership of less than one percent.

Name	Number of Shares	Percentage
5% Stockholders:
TPG Entities(1)(2)	26,507,330	8.11%
Wellington Management Company, LLP(3)	19,076,336	5.83%
Jeffrey H. Coors(4)	18,725,036	5.73%
FMR LLC(5)	17,427,853	5.33%
Directors and Named Executive Officers:
G. Andrea Botta(6)	187,364	*
David D. Campbell	28,812
Kevin J. Conway	11,538	*
Harold R. Logan, Jr.	86,023	*
Michael G. MacDougall(2)	172,324	*
Philip R. Martens	0	*
David A. Perdue	45,386
David W. Scheible(7)	1,126,633	*
Lynn A. Wentworth	73,687	*
Daniel J. Blount	419,688	*
Michael P. Doss	553,211	*
R. Allen Ennis, Jr.	0	*
Stephen R. Scherger	0	*
All Directors and executive officers as a group (18 persons)(8)	22,258,751	6.81%

(1)	The number of shares shown for the TPG Entities are owned by the following entities in the amounts set forth below:

TPG Bluegrass IV — AIV 1, L.P.	4,943,744 shares
TPG Bluegrass IV — AIV 2, L.P.	8,309,922 shares
TPG Bluegrass V — AIV 1, L.P.	4,799,524 shares
TPG Bluegrass V — AIV 2, L.P.	8,392,667 shares
TPG FOF V — A, L.P.	34,508 shares
TPG FOF V — B, L.P.	26,965 shares
Total	26,507,330 shares

TPG GenPar IV Advisors, LLC (“GenPar IV Advisors”), a Delaware limited liability company, is the general partner of TPG GenPar IV, L.P., a Delaware limited partnership, which in turn is the general partner of each of Bluegrass IV — AIV 1, L.P. and Bluegrass IV — AIV 2, L.P. TPG GenPar V Advisors, LLC (“GenPar V Advisors”), a Delaware limited liability company, is the general partner of TPG GenPar V, L.P., a Delaware limited partnership, which in turn is the general partner of each of Bluegrass V — AIV 1, L.P., Bluegrass V — AIV 2, L.P., FOF V — A, L.P. and FOF V — B, L.P. The sole member of each of GenPar IV Advisors and GenPar V Advisors is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc. (“TPG Group Advisors”). David Bonderman and James G. Coulter

are officers and sole shareholders of TPG Group Advisors and may therefore be deemed to be the beneficial owners of the shares held by the TPG Entities. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by the TPG Entities, except to the extent of their pecuniary interest therein. The address for each of TPG Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(2)	Michael G. MacDougall is a TPG Capital partner. Mr. MacDougall does not have voting or investment power over, and disclaims beneficial ownership of the shares held by the TPG Entities. The address for Mr. MacDougall is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth,TX 76102.
(3)	Pursuant to a Schedule 13G dated as of February 14, 2014, as of December 31, 2013 Wellington Management Company, LLP (“Wellington”), in its capacity as an investment advisor, may be deemed to beneficially own 19,076,336 shares of the Company’s common stock, which are held of record by clients of Wellington. Wellington shares voting power with respect to 11,342,492 of such shares. The business address of Wellington is 280 Congress Street, Boston, MA 02210.
(4)	Jeffrey H. Coors serves on the Board of Directors of Adolph Coors Company, LLC, the trustee of certain Coors family trusts, and on the Board of Directors of the Adolph Coors Foundation. Such Coors family trusts and foundation retain voting and dispositive power over the shares of Company common stock owned by each such entity. The business address for Jeffrey H. Coors is Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328. The family trusts and foundation are listed below, as well as the number of shares beneficially owned by each such entity.

Adolph Coors Jr. Trust	893,307
Augusta Coors Collbran Trust	323,936
Bertha Coors Munroe Trust	363,860
Grover C. Coors Trust	14,020,755
Herman F. Coors Trust	457,820
Louise Coors Porter Trust	293,585
May Kistler Coors Trust	550,867
Adolph Coors Foundation	242,754

Total	17,146,884

The amount shown includes (i) 53,429 shares held in joint tenancy with Mr. Coors’ wife, (ii) 190,848 shares held in an individual retirement account, (iii) 250 shares held by GPIC’s Payroll Stock Ownership Plan, (iv) 30,000 shares held by Mr. Coors’ wife, and (vii) an aggregate of 17,146,884 shares attributable to Mr. Coors by virtue of his position as a director of the trustee of the Coors family trusts and of the Adolph Coors Foundation.

(5)	Pursuant to a Schedule 13G dated as of February 14, 2014, as of December 31, 2013, FMR LLC, in its capacity as a parent holding company, and Edward C. Johnson 3d and his family, as the predominant owners of FMR LLC, may be deemed to be the beneficial owners of 17,427,853 shares of the Company’s common stock, as to which FMR LLC has sole dispositive power and shares voting power with respect to 1,171,762 of such shares. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(6)	The amount shown includes 149,203 shares of phantom stock that are fully vested but not payable until Mr. Botta’s retirement as a director of the Company.
(7)	The amount shown includes 4,253 stock units held in the Company’s 401(k) savings plan.
(8)	The amount shown includes 149,203 shares of phantom stock that are fully vested but not yet payable.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to or filed by the Company pursuant to Rule 16a-3(e) of the Exchange Act during 2013 and Form 5 and amendments thereto furnished to the Company with respect to 2013, and written representations from the Company’s reporting persons, the Company believes that its officers, Directors and beneficial owners have complied with all filing requirements under Section 16(a) applicable to such persons, except that the Grover C. Coors Trust, previously a holder of over 5% of the Company’s common stock, filed one late Form 4.

Stockholder Proposals and Nominations

If you intend to present a proposal at the 2015 annual meeting of stockholders, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to the Company’s Corporate Secretary 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328. The Corporate Secretary must receive this proposal no later than December 13, 2014. If you want to present a proposal at the 2015 annual meeting of stockholders, without including the proposal in the proxy statement, or if you want to nominate one or more Directors, you must provide written notice to the Company’s Corporate Secretary at the address above. The Corporate Secretary must receive this notice not earlier than January 21, 2015, and not later than February 20, 2015. However, if the date of the 2015 annual stockholders meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the Annual Meeting, then such proposal must be submitted by the later of the 90th day before such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Notice of a proposal or nomination must include:

•

as to each proposed nominee for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

•

as to any other proposal, a brief description of the proposal (including the text of any resolution proposed for consideration), the reasons for such proposal and any material interest in such proposal of such stockholder and of any beneficial owner on whose behalf the proposal is made; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder and beneficial owner, as they appear on the Company’s books;

•	the number of shares of the Company’s common stock that are owned beneficially and of record by such stockholder and such beneficial owner;

•

a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends: (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee; and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Only persons who are nominated in accordance with the procedures described above will be eligible for election as Directors and only such other proposals as were brought before the meeting in accordance with the procedures described above will be presented at the meeting. Except as otherwise provided by law, the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws, the Chairman of the meeting will have the power and duty to determine whether a nomination or any other proposal was made or proposed in accordance with these procedures. If any proposed nomination or proposal is not made or proposed in compliance with these procedures, it will be disregarded. A proposed nomination or proposal will also be disregarded if the stockholder or a qualified representative of the stockholder does not appear at the annual meeting of stockholders to present the nomination or proposal, notwithstanding that the Company may have received proxies with respect to such vote.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that the Company has prepared to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

By order of the Board of Directors,

Lauren S. Tashma

Senior Vice President, General Counsel

and Secretary

Atlanta, Georgia

April 10, 2014

APPENDIX A

Graphic Packaging Holding Company

2014 Omnibus Stock and Incentive

Compensation Plan

Graphic Packaging Holding Company

2014 Omnibus Stock and Incentive

Compensation Plan

ARTICLE 1.

Establishment, Purpose, and Duration

1.1 Establishment. Graphic Packaging Holding Company, a Delaware Corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2014 Omnibus Stock and Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, and Other Stock-Based Awards.

The Plan was approved by the Board of Directors of the Company subject to initial stockholder approval and will be adopted by the Company and become effective only upon initial stockholder approval (the date of such approval, the “Effective Date”). On and following the Effective Date, the Plan shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate, and retain Employees, Directors and Third-Party Service Providers of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for stockholders.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted, shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for Shares.

2.4 “Award” means, individually or collectively, a grant under this Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Annual Incentive Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.5 “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award. Award Agreements, as well as any other documents such as a prospectus or beneficiary designation, may be delivered, signed and returned in electronic or paper form.

2.6 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.9 “Cause” means:

(a) The willful failure of the Participant to substantially perform his duties with the Company, its Affiliates, and/or its Subsidiaries (other than any such failure resulting from Disability) or other willful and material breach by the Participant of any of his employment or other service obligations, after a written demand for substantial performance has been delivered, and a reasonable opportunity to cure has been given, to the Participant by the Company, which demand identifies in reasonable detail the manner in which the Company believes that the Participant has not substantially performed his duties or has breached his obligations;

(b) The Participant’s engaging in willful and serious misconduct that has caused or is reasonably expected to result in material injury to the Company, its Affiliates, and/or its Subsidiaries;

(c) The Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony; or

(d) The Participant’s material violation of the requirements of federal or state securities law, rule or regulation, in cases involving fraud or deceit, or violation of the Company’s insider trading policy.

The Participant’s conduct need not result in monetary or financial loss to constitute Cause.

2.10 “Change of Control” (subject to any contrary meaning required by Section 22.18) means any of the following events:

(a) The acquisition by any Person of Beneficial Ownership of thirty percent (30%) or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.10, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, (iv) any acquisition directly from the Company or (v) any acquisition by any entity pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of Section 2.10(c);

(b) Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and combined voting power of the outstanding voting securities entitled to vote generally in the election of Directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities; and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, thirty percent (30%) or more of the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the Successor Entity or the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (b) of this Section 2.10) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.11 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

2.12 “Committee” means the Compensation and Benefits Committee of the Board of Directors. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

2.13 “Company” means Graphic Packaging Holding Company, a Delaware corporation, and any successor thereto as provided in Article 21 herein.

2.14 “Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) of the Code, or any successor statute.

2.15 “Covered Employee Annual Incentive Award” means an Award granted to a Covered Employee as described in Article 12.

2.16 “Director” means any individual who is a member of the Board of Directors of the Company.

2.17 “Disability” means, unless otherwise provided in an Award or required by Section 22.18 of the Plan, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant’s employment-related duties for a period of six (6) months or longer and within thirty (30) days after the Company notifies the Participant in writing that it intends to replace him, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis. The Board’s or the

Committee’s good faith judgment of Disability shall be final, binding, and conclusive and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board, provided that, with respect to any Participant who is a party to an employment or individual severance agreement with the Company, “Disability” shall have the meaning, if any assigned in such agreement to such term or to a similar term such as “Permanent Disability” or “Permanently Disabled.”

2.18 “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

2.19 “Effective Date” has the meaning set forth in Section 1.1.

2.20 “Employee” means any employee of the Company or its Subsidiaries or Affiliates.

2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.22 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion, provided that in the case of any Option or SAR, FMV shall be determined in compliance with Code Section 409A. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If Shares are not traded on an established stock exchange, FMV shall be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

2.24 “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.25 “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.26 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.27 “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.28 “Nonemployee Director” has the same meaning set forth in Rule 16b-3 promulgated under the Exchange Act, or any successor definition adopted by the United States Securities and Exchange Commission.

2.29 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.30 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.31 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.32 “Option Term” means the period of time an Option is exercisable as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

2.33 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.34 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.35 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.36 “Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.37 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.38 “Performance Share” means an Award granted to a Participant, as described in Article 9.

2.39 “Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.40 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.41 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.42 “Plan” means the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan, as it may hereinafter be amended or restated.

2.43 “Plan Year” means the calendar year.

2.44 “Prior Plan” means the Graphic Packaging Holding Company Amended and Restated 2004 Stock and Incentive Compensation Plan.

2.45 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.46 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.47 “Retirement” means termination of employment by the Participant with age and years of service credit totaling at least sixty-five (65), with the minimum age at which a Participant may be considered retired being fifty-five (55).

2.48 “SAR Term” means the period of time a SAR is exercisable as the Committee shall determine at the time of grant; provided, however, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

2.49 “Share” means a share of common stock of the Company, $.01 par value per share.

2.50 “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.51 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.52 “Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, its Affiliates, or its Subsidiaries that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

ARTICLE 3.

Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee (or pursuant to delegated authority under Section 3.3) shall be final and binding upon the Participants, the Company, and all other interested individuals. Notwithstanding the general rule of Section 3.1, following a Change of Control, any determination as to whether “Cause” exists shall be subject to de novo review by a court of law or other fact finder, including, if the applicable Award Agreement or other contract with the applicable Participant provides for arbitration, the arbitrator.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements (including, without limitation, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine), to determine whether to accelerate the vesting or waive any restrictions applicable to any Award, to establish blackout periods with respect to Awards and, subject to Article 19, adopting modifications. subplans, and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation.

(a) Generally. Subject to applicable law or the Applicable Exchange listing standards, the Committee may delegate to one or more of its members or to one or more officers of the Company, its Affiliates, and/or its

Subsidiaries, or to one or more agents or advisors such duties or powers as it may deem advisable, and the Committee or any individual to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individual may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees (including any officers of the Company but excluding the officer to whom such authority has been delegated) to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider or a Covered Employee; (ii) the resolution providing such authorization sets forth the limitations on the Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

(b) Section 16(b). The provisions of the Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to the Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(c) Authority of the Board. Any authority granted to the Committee may be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause an Award intended to be Performance-Based Compensation not to qualify for, or to cease to qualify as Performance-Based Compensation. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

ARTICLE 4.

Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization”) shall be:

(i) sixteen million (16,000,000); plus

(ii) a number of Shares (not to exceed 8,281,355) subject to outstanding awards as of the Effective Date under the Prior Plan that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

(b) All of the Shares reserved for issuance under Section 4.1(a) may be issued pursuant to Full-Value Awards.

(c) Subject to adjustment as provided in Section 4.4 herein, The maximum number of Shares that may be issued pursuant to ISOs shall be sixteen million (16,000,000);

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Exercise Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied through a net settlement or by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares withheld or tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits for Covered Employees. The following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to Awards under the Plan:

(a) Options: The maximum aggregate number of Shares subject to Options, granted in any one Plan Year to any one Participant shall be five million (5,000,000).

(b) SARs: The maximum number of Shares subject to Stock Appreciation Rights, granted in any one Plan Year to any one Participant shall be five million (5,000,000).

(c) Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be five million (5,000,000).

(d) Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be five million (5,000,000) Shares, or equal to the value of five million (5,000,000) Shares determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of five million dollars ($5,000,000) or the value of five million (5,000,000) Shares determined as of the date of vesting or payout, as applicable.

(f) Covered Employee Annual Incentive Award. The maximum aggregate amount awarded or credited in any one Plan Year with respect to a Covered Employee Annual Incentive Award shall be determined in accordance with Article 12.

(g) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be five million (5,000,000) Shares.

4.4 Adjustments in Authorized Shares.

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 4.1 and 4.3 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the Exercise Price or Grant Price of outstanding Awards.

(b) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders, the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 4.1 and 4.3 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the Exercise Price or Grant Price of outstanding Awards.

(c) In the case of Corporate Transactions, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Exercise Price of such Option or Grant Price of such SAR shall conclusively be deemed valid); (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the performance goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Securities and Exchange Commission, provided that in the case of performance goals applicable to any Performance-Based Compensation, such adjustment does not violate Section 162(m) of the Code.

(d) Any adjustments made pursuant to this Section 4.4 to Awards that (i) are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

(e) Any adjustment under this Section 4.4 need not be the same for all Participants.

4.5 Minimum Vesting Requirements. Full Value Awards granted under the Plan shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit and authorize acceleration of vesting of such Full Value Awards in the event of the Participant’s death, Disability or Retirement, or the occurrence of a Change of Control, and (ii) the Committee may grant Full Value Awards without respect to the above described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full Value Awards otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering 10% or fewer of the total number of Shares authorized under the Plan.

ARTICLE 5.

Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include Employees, Directors, and Third Party Service Providers. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of § 1.409A-1(b)(5)(iii)(E) of the Code.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

ARTICLE 6.

Stock Options

6.1 Grant of Options.

(a) Generally. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

(b) ISO Grant Limitations. Notwithstanding any other provision of the Plan to the contrary, no Option that is intended to qualify as an ISO may be granted to any Participant who, at the time of such grant, is not an employee of the Company or any parent or Subsidiary. In addition, notwithstanding any other provision of the Plan to the contrary, no Option that is intended to qualify as an ISO may be granted to any Participant who, at the time of such grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. Further, the aggregate Fair Market Value of a Share (determined at the time an Option for a Share is granted) for which ISOs are exercisable for the first time by the applicable Participant during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an ISO exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a NQSO.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Exercise Price. The Exercise Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Exercise Price may not be less than one hundred percent (100%) of the FMV of a Share on the date of grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its date of grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company or by complying with any alternative procedures which may be authorized by the Company, setting forth the number of Shares with respect to which the Option is to be exercised. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price. The Exercise Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (c) by withholding Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised; (d) by a combination of (a), (b)and (c); or (e) by way of a cashless (broker-assisted) exercise; or (e) any other method acceptable under applicable law which is approved or accepted by the Committee in its sole discretion. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment if required (including satisfaction of any applicable tax withholding), the Company or its agent shall deliver or make available to the Participant evidence of the Participant’s ownership of the Shares. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or any blue sky, state, or foreign securities laws applicable to such Shares.

6.8 Termination of Employment. Unless otherwise provided in a Participant’s Award Agreement, the Options, which become exercisable as provided in Section 6.5 above, shall be treated as follows:

(a) If a Participant’s employment terminates during the Option Term by reason of death, the Options shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the date of death; or (ii) the expiration of the Option Term.

(b) If a Participant’s employment terminates during the Option Term by reason of Disability, the Options shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) thirty-six (36) months after the Participant’s termination of employment; or (ii) the expiration of the Option Term.

(c) If a Participant’s employment terminates during the Option Term by reason of Retirement, the Options shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) sixty (60) months after the Participant’s termination of employment; or (ii) the expiration of the Option Term.

(d) If a Participant’s employment terminates during the Option Term due to dismissal by the Company for Cause, the Options terminate and have no force or effect upon the date of the Participant’s termination.

(e) If the Participant’s employment terminates during the Option Term for any other reason, the Options terminate and have no force or effect upon the earlier of: (i) ninety (90) days after the Participant’s termination of employment; or (ii) the expiration of the Option Term.

(f) If the Participant continues employment with the Company through the Option Term, the Options terminate and have no force or effect upon the expiration of the Option Term.

6.9 Transferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided that the Board or Committee may act to permit further transferability (other than any transfer for value) in its discretion and may impose conditions and limitations on any such permitted transfer. Any ISO granted under the Plan shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 6.9(a), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(b) Nonqualified Stock Options. No NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided that the Board or Committee may act to permit further transferability (other than any transfer for value) in its discretion and may impose conditions and limitations on any such permitted transfer. Any NQSO granted under the Plan shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 6.9(b), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.11 No Deferral or Dividend Equivalents. No Option granted under this Plan shall (i) provide for dividend equivalents, or (ii) have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

ARTICLE 7.

Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Grant Price. The Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may not be less than one hundred percent (100%) of the FMV of a Share on the date of grant.

7.4 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.5 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.6 Payment of SAR Amount. Upon the exercise of SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.

7.7 Termination of Employment. Unless otherwise provided in a Participant’s Award Agreement, the SARs, which become exercisable as provided in Sections 7.5 and 7.6 above, shall be treated as follows:

(a) If a Participant’s employment terminates during the SAR Term by reason of death, the SARs shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) twelve (12) months after the date of death; or (ii) the expiration of the SAR Term.

(b) If a Participant’s employment terminates during the SAR Term by reason of Disability, the SARs shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) thirty-six (36) months after the Participant’s termination of employment; or (ii) the expiration of the SAR Term.

(c) If a Participant’s employment terminates during the SAR Term by reason of Retirement, the SARs shall immediately vest, and terminate and have no force or effect upon the earlier of: (i) sixty (60) months after the Participant’s termination of employment; or (ii) the expiration of the SAR Term.

(d) If a Participant’s employment terminates during the SAR Term due to dismissal by the Company for Cause, the SARs terminate and have no force or effect upon the date of the Participant’s termination.

(e) If the Participant’s employment terminates during the SAR Term for any other reason, the SARs terminate and have no force or effect upon the earlier of: (i) ninety (90) days after the Participant’s termination of employment; or (ii) the expiration of the SAR Term.

(f) If the Participant continues employment with the Company through the SAR Term, the SARs terminate and have no force or effect upon the expiration of the SAR Term.

7.8 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided that the Board or Committee may act to permit further transferability (other than any transfer for value) in its discretion and may impose conditions and limitations on any such permitted transfer Any SAR granted under the Plan shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 7.8, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

7.9 No Deferral or Dividend Equivalents. No SAR granted under this Plan shall (a) provide for dividend equivalents, or (b) have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

7.10 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE 8.

Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and subject to such conditions as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that a Restricted Stock Unit is the right to receive one or more Shares at a specified time if certain vesting and other requirements are met and no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability. The Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), provided that the Board or Committee may act to permit further transferability (other than any transfer for value) in its discretion and may impose conditions and limitations on any such permitted transfer. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his lifetime only to such Participant, the guardian or legal representative of the Participant, or any person to whom the Restricted Stock and/or Restricted Stock Units are transferred pursuant to this Section 8.3, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock or other evidence of ownership in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan, and in the associated

Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Graphic Packaging Holding Company.”

Shares of Restricted Stock held in book-entry form or by a nominee shall have their electronic records marked so as to designate the Shares as restricted in the same manner as those certificates with the legend above.

8.6 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.7 Termination of Employment. Unless otherwise provided in a Participant’s Award Agreement, upon termination of employment due to death or Disability, all restrictions on such Restricted Stock or Restricted Stock Units shall terminate. Unless otherwise provided in the applicable Award Agreement or determined by the Committee, in the event that a Participant’s employment terminates for any other reason, including but not limited to, termination with or without Cause by the Company, its Affiliates, and/or its Subsidiaries, or voluntary termination by the Participant, all of the unvested Shares of Restricted Stock and Restricted Stock Units a Participant holds at the time of such termination shall be forfeited to the Company.

8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9.

Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment. Unless otherwise provided in a Participant’s Award Agreement, and subject to Section 22.18, upon termination of employment due to death or Disability, any Performance Units and/or Performance Shares shall become payable on a pro rata basis assuming the performance goals have been achieved at target. The proration shall be determined as a function of the length of time within the Performance Period that has elapsed prior to termination of employment. Unless otherwise provided in the applicable Award Agreement or determined by the Committee, in the event that a Participant’s employment terminates for any other reason, including but not limited to, termination with or without Cause by the Company, its Affiliates, and/or its Subsidiaries, or voluntary termination by the Participant, any Performance Units and/or Performance Shares a Participant holds at the time of such termination shall be forfeited.

9.6 Nontransferability. Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided that the Board or Committee may act to permit further transferability (other than any transfer for value) in its discretion and may impose conditions and limitations on any such permitted transfer. All rights with respect to the Performance Units/Performance Shares granted to a Participant under the Plan shall be available during his lifetime only to such Participant, the guardian or legal representative of the Participant, or any person to whom the Performance Units/Performance Shares are transferred pursuant to this Section 9.6, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

ARTICLE 10.

Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals at its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise determined by the Committee, Cash-Based Awards and Other Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his lifetime only by such Participant or the guardian or legal representative of the Participant, or any person to whom such rights are transferred pursuant to this Section 10.6. With respect to Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s guardian, legal representative or permitted transferee.

ARTICLE 11.

Performance Measures

11.1 Performance Measures. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Annual Incentive Award awarded or credited pursuant to Article 12) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share;

(c) Net sales growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price (including, but not limited to, growth measures and total stockholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Customer satisfaction;

(o) Working capital targets;

(p) Cost elimination;

(q) Debt reduction;

(r) Employee engagement and cultural effectiveness; and

(s) Ratios combining any of the performance measures.

Any Performance Measure(s) may be used to measure the performance of the Company, its Affiliates, and/or its Subsidiaries as a whole or any business unit of the Company, its Affiliates, and/or its Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

11.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility if the compensation is intended to be Performance-Based Compensation under Section 162(m).

11.3 Adjustment of Performance-Based Compensation. Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

11.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 11.1.

ARTICLE 12.

Covered Employee Annual Incentive Award

12.1 Establishment of Incentive Pool. The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greatest of: (i) five percent (5%) of the Company’s Adjusted EBITDA, which is consolidated net income (including net income or loss attributable to non-controlling interests and unconsolidated entities) before income tax expense and depreciation and amortization, as adjusted for: expenses related to merger and acquisition activities, refinancing or early retirement of debt; acquisition integration costs; and asset or goodwill write-downs for the Plan Year, (ii) four percent (4%) of the Company’s cash flow or cash flow before debt payments for the Plan Year, or (iii) ten percent (10%) of the Company’s net income for the Plan Year. The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year. In no event may (1) the incentive pool percentage for any one Covered Employee exceed forty percent (40%) of the total pool and (2) the sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool.

12.2 Determination of Covered Employees’ Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee’s allocated portion of the incentive pool based upon the percentage established for the Covered Employee at the beginning of the Plan Year. Each Covered Employee’s incentive award then shall be determined by the Committee based on the Covered Employee’s allocated portion of the incentive pool. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee’s allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

12.3 Payment. Payment of Covered Employee Annual Incentive Awards, to the extent earned, shall be made no later than March 15 of the year following the end of the applicable Plan Year.

ARTICLE 13.

Nonemployee Director Awards

Nonemployee Directors may be granted Awards under the Plan as approved by the Board. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any Plan Year shall not exceed $1,000,000; provided, however, that the limitation of this Section shall be $2,000,000 in the first year a person becomes a Director.

ARTICLE 14.

Dividends and Dividend Equivalents

Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award (other than Options or SARs), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award vests or expires, as determined by the Committee. Such dividends or dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Unless otherwise provided in the applicable Award Agreement, dividends or dividend equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture. In no event may any dividends or dividend equivalents with respect to any performance-based Awards be paid until vesting (if any) of such Awards.

ARTICLE 15.

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing or electronically with the Company or Company’s agent during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 16.

Deferrals

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Covered Employee Annual Incentive Award, Other Stock-Based Awards, or Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Options and SARs may not have deferral features.

ARTICLE 17.

Rights of Participants

17.1 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

17.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

17.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 18.

Change of Control

18.1 Change of Control of the Company. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the applicable Award Agreement:

(a) Any and all Options and SARs granted hereunder shall become immediately vested and immediately exercisable; additionally, except as otherwise provided in Section 18.1(f), if a Participant’s employment is terminated for any reason except Cause within six (6) months prior to such Change of Control or within twelve (12) months subsequent to such Change of Control, the Participant shall have until the earlier of: (i) twelve

(12) months following such termination date, or (ii) the expiration of the Option Term or SAR Term, to exercise any such Option or SAR;

(b) Any Period of Restriction and restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse;

(c) The incentive pool used to determine Covered Employee Annual Incentive Awards shall be based on the EDITDA, Cash Flow or Net Income of the Plan Year immediately preceding the year of the Change of Control, or such other method of payment as may be determined by the Committee at the time of the Award or thereafter but prior to the Change of Control;

(d) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares, shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control;

(i) The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and, subject to Sections 18.1 and 22.18, shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash;

(ii) Subject to Sections 18.1 and 22.18, Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control; and

(e) Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company, and subject to Sections 18.1(g) and 22.18, the Committee shall pay out all Cash-Based Awards and any restrictions on Other Stock-Based Awards shall lapse.

(f) Notwithstanding any other provision of this Section 18.1 to the contrary, if a Participant’s employment is terminated by the Company or its Subsidiaries or Affiliates for any reason except Cause on or after the date, if any, on which the Company’s stockholders approve a transaction constituting a Change of Control pursuant to Sections 2.10(c) or 2.10(d), but prior to the consummation thereof, the Participant shall be treated solely for the purposes of the Plan as continuing in the Company’s employment until the occurrence of the Change in Control and to have been terminated immediately thereafter.

(g) Notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, upon a Change of Control, the Company may settle any Awards that constitute “non-qualified deferred compensation” under Section 409A of the Code to the extent the settlement is effectuated in accordance with Treasury Reg. § 1.409A-3(j)(ix)).

ARTICLE 19.

Amendment, Modification, Suspension, and Termination

19.1 Amendment, Modification, Suspension, and Termination. Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders, Options and SARs issued under the Plan may not, other than pursuant to Section 4.4, be amended to decrease the Exercise Price or Grant Price thereof, be canceled in exchange for cash or other Awards or in conjunction with the grant of any new Option or SAR with a lower Exercise Price or Grant Price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or SAR. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the Applicable Exchange listing standards.

19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

19.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules.

ARTICLE 20.

Withholding

20.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or its agent, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

20.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 21.

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 22.

General Provisions

22.1 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, its Affiliates, and/or its Subsidiaries, violation of material Company, its Affiliates, and/or its Subsidiaries policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant (i) is determined by the Committee to have knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or (ii) if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or any other regulation, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

22.2 Legend. The certificates for Shares or electronic records of Shares may include any legend or notation which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies or securities exchanges that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

22.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.9 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees and/or Directors or Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees and/or Directors or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.10 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Affiliates, and/or its Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Affiliates, and/or its Subsidiaries under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, its Affiliates, and/or its Subsidiaries, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, its Affiliates, and/or its Subsidiaries, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

22.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.13 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, its Affiliates’, and/or its Subsidiaries’ retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

22.14 Nonexclusivity of the Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s, its Affiliates’, and/or its Subsidiaries’ right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company, its Affiliates, and/or its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

22.16 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

22.17 Indemnification. Each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

22.18. Special Provisions Related to Section 409A of the Code.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Subsidiaries or Affiliates nor their respective directors, officers, employees or advisers (other than in his capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code, except in accordance with the requirements of Section 409A of the Code.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change of Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, Disability or separation from service meet any description or definition of “change in control event”, “disability”

or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change of Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Agreement that is permissible under Section 409A or any later date required by subsection (d) below. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Senior Vice President of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service for any reason, including due to Disability, during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Company, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Anti-Dilution Adjustments. Notwithstanding any anti-dilution provision in the Plan, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

22.19. No Contract of Employment

The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

GRAPHIC PACKAGING HOLDING COMPANY

1500 RIVEREDGE PARKWAY

SUITE 100

ATLANTA, GA 30328

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2014 (or May 16, 2014 for stockholders voting share equivalents held in a 401(k) Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Graphic Packaging Holding Company for mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2014 (or May 16, 2014 for stockholders voting share equivalents held in a 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Graphic Packaging Holding Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 11:59 P.M. Eastern Time on May 20, 2014 (or May 16, 2014 for stockholders voting share equivalents held in a 401(k) Plan).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.
M69637-P46526-Z62320	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

GRAPHIC PACKAGING HOLDING COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES. Vote on Directors			☐	☐	☐
1.	Election of Directors
Nominees:
	01)	G. Andrea Botta
	02)	Jeffrey H. Coors
	03)	David W. Scheible

The shares or share equivalents represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR ALL in item 1 and FOR the proposals in items 2, 3 and 4 unless share equivalents held in a 401(k) plan are being voted, in which case the trustee will not vote the share equivalents held in the account. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

							For	Against	Abstain

2.	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.						☐	☐	☐

3.	Approval of compensation paid to Graphic Packaging Holding Company’s named executive officers as set forth in the proxy statement.						☐	☐	☐

4.	Approval of the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan.						☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report (including Form 10-K) are available at www.proxyvote.com.

M69638-P46526-Z62320

GRAPHIC PACKAGING HOLDING COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 21, 2014

The undersigned stockholder(s) hereby appoint(s) Daniel J. Blount and Michael P. Doss, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GRAPHIC PACKAGING HOLDING COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on May 21, 2014, at Graphic Packaging Holding Company, 1500 Riveredge Parkway, Suite 100, Atlanta, Georgia 30328, and any adjournment or postponement thereof. If such undersigned stockholder(s) hold(s) share equivalents of GRAPHIC PACKAGING HOLDING COMPANY in a 401(k) Plan, such stockholder(s) hereby authorize(s) and direct(s) the trustee of such 401(k) Plan to vote all share equivalents in the undersigned stockholder(s) account under the 401(k) Plan in the manner indicated on the reverse side of this proxy at the Annual Meeting and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR APPROVAL OF THE PROPOSALS SET FORTH IN ITEMS 2, 3 AND 4. IF SHARE EQUIVALENTS ARE HELD IN A 401(K) PLAN AND NO DIRECTIONS ARE GIVEN, THE TRUSTEE WILL NOT VOTE THE SHARE EQUIVALENTS HELD IN THE ACCOUNT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE